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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BURLINGTON NORTHERN SANTA FE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
BURLINGTON NORTHERN SANTA FE CORPORATION

The ninth annual meeting of shareholders of Burlington Northern Santa Fe Corporation ("BNSF" or the "Company") will be held at 2:00 p.m. Central time on Wednesday, April 21, 2004, at City Club of Fort Worth, Ballroom, 301 Commerce Street, Fort Worth, Texas, for the following purposes:

  (1)
  to elect 11 directors;

  (2)
  to approve the amendment and restatement of the Burlington Northern Santa Fe 1999 Stock Incentive Plan;

  (3)
  to advise on the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004; and

  (4)
  to act on such other business as is properly brought before the meeting and any adjournment or postponement of the meeting.

Shareholders of record at the close of business on February 27, 2004, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. A list of these shareholders will be kept at the offices of the Company in Fort Worth, Texas, for a period of ten days prior to the meeting. Only shareholders or their proxy holders may attend the meeting. If you plan to attend the meeting, please so indicate on your proxy, save the admission ticket that is attached to your proxy and present it at the door.

By order of the Board of Directors.

Jeffrey R. Moreland Executive Vice President Law & Government Affairs and Secretary
2650 Lou Menk Drive Fort Worth, Texas 76131-2830 March 15, 2004

YOUR VOTE IS IMPORTANT. Please vote promptly by toll-free telephone, via the Internet, or by signing, dating and returning your proxy card in the prepaid envelope, as explained on your proxy card, whether or not you plan to attend the meeting.

*  Certain documents referred to in the Proxy Statement are available at www.bnsf.com under the "Investors" link. Please note that none of the information on our website is incorporated by reference into this Proxy Statement.

Burlington Northern Santa Fe Corporation 2650 Lou Menk Drive Fort Worth, Texas 76131-2830

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the 2004 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the form of proxy in connection with this request on or about March 15, 2004.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	April 21, 2004 2:00 p.m. Central time	City Club of Fort Worth Ballroom 301 Commerce Street Fort Worth, Texas
Items to be Voted Upon	You will be voting on the following matters:
	•	to elect 11 directors;
	•	to approve the amendment and restatement of the Burlington Northern Santa Fe 1999 Stock Incentive Plan;
	•	to advise on the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004; and
	•	to act on such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.
Who May Vote
You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, February 27, 2004. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 372,593,916 shares of common stock outstanding and entitled to vote. The Company's common stock is its only issued and outstanding class of stock. Shares held by the Company in its treasury are not voted.

How to Vote
You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If your shares are held by a bank, broker or other nominee on your behalf, that holder will send you instructions as to how your shares may be voted. If you are a registered shareholder—you hold your shares in your own name—you may vote by proxy using one of the methods described below.

Proxy Card: If you sign, date and return your proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate.
If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:
• "FOR" the election of all nominees for director identified on pages 19-21;
• "FOR" the approval of the amendment and restatement of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as described on pages 22-27;
• "FOR" the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004 (advisory vote), as explained on page 29; and
• In our discretion as to other business that is properly brought before the meeting or any adjournment or postponement of the meeting.

Telephone Voting: If you elect to vote your proxy by telephone as described in the telephone voting instructions on the proxy card, we will vote your shares as you direct. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card, as described above.

Internet Voting: You may elect to vote via the Internet by using the Internet address and following the instructions on the proxy card. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card, as described above.
Changing Your Vote	You can revoke your proxy at any time before it is voted at the annual meeting by:
	•	submitting a new proxy with a later date (1) by using the telephone or Internet voting procedures or (2) by signing and returning a proxy card to the Company;

•	attending the annual meeting and voting in person (except for shares held through a bank, broker or other nominee of record); or
•	sending written notice of revocation to our Secretary, Jeffrey R. Moreland.
Votes Required
The nominees for election as directors at the annual meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote. The 11 nominees having the greatest number of votes will be elected. Approval of the amendment and restatement of the 1999 Stock Incentive Plan, advice on the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004, and all other matters submitted to a vote of the shareholders will be determined by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote at the annual meeting.
Counting the Vote
Quorum. A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of at least a majority of the shares of Company common stock entitled to vote at the meeting is a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by the Company in its treasury do not count toward a quorum.

A broker "non-vote" occurs on an item when shares held by a broker are present or represented at the meeting but the broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given. If you have returned valid proxy instructions or vote in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the meeting.

Effect of Abstentions and Broker Non-Votes. Abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.
Inspectors of Election. Representatives of EquiServe Trust Company, N.A. will tabulate the votes and act as inspectors of election.

Dividend Reinvestment Plan
Shares held for the account of persons participating in the Company's dividend reinvestment plan will be voted in accordance with the vote indicated by the shareholder of record on the proxy. If the proxy is properly executed and returned but no choice is indicated, both record shares and shares held in the Company's dividend reinvestment plan will be voted "FOR" the election of our nominees for director, "FOR" the approval of the amendment and restatement of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, "FOR" the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004 (advisory vote), and in our discretion as to other business that properly brought before the meeting. If a shareholder holds shares both of record and in the dividend reinvestment account and does not vote the shares held of record, the shareholder's shares held in the dividend reinvestment account will not be voted.
Company 401(k) Savings Plans
For employees participating in one of the Company's 401(k) savings plans, your proxy card permits you to direct the trustee how to vote the number of shares allocated to your account. The trustees of the Company's 401(k) plans also vote allocated shares of common stock for which they have not received direction in the same proportion as directed shares are voted.
Annual Meeting Admission
If you plan to attend the meeting, please mark the appropriate box on your proxy card or, if voting by telephone or via the Internet, please indicate your plans when prompted. An admission card is included if you are a registered shareholder; simply detach it from the proxy card and bring it with you. If you are a beneficial owner of stock held by a bank, broker or investment plan (with your stock held in "street name"), an admission card with the form of a proxy will be sent to you by your broker or other registered holder. If you do not receive the proxy in time, you may be admitted to the meeting by showing your most recent brokerage statement or other proof of ownership verifying your beneficial ownership of our stock on February 27, 2004, the record date for voting. Because seating is limited, admission will be limited to shareholders, or their proxyholders, who have an admission card or other proof of ownership.
Proxy Solicitation	We will pay our costs of soliciting proxies.

In addition to this mailing, the Company's employees and agents may solicit proxies personally, electronically, telephonically or otherwise. We are paying Georgeson Shareholder Communications Inc. a fee of $11,500, plus reimbursement for out-of-pocket expenses, to help with the solicitation.

The extent to which these proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted. We encourage you to submit your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.
People with Disabilities
We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plans to attend. Please write our Secretary, Jeffrey R. Moreland, at least two weeks before the meeting.

GOVERNANCE OF THE COMPANY

Role of the Board	Pursuant to the Delaware General Corporation Law, the business, property and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of the Company's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other officers.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines ("Guidelines") that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the Guidelines are director qualifications and responsibilities, Board committee responsibilities, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, and Board and committee performance evaluations. The Board's Directors and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of these Guidelines and will recommend proposed changes to the Board, as appropriate. The Guidelines are available on the Company's website at www.bnsf.com under the "Investors" link. The Company will provide the Guidelines in print, free of charge, to shareholders who request them.
Director Independence
The Guidelines provide that a substantial majority of the members of the Board must be independent as required by the recently approved New York Stock Exchange ("NYSE") corporate governance listing standards. The Board has affirmatively determined that all nominees for director—with the exception of Mr. Rose, the Company's Chairman, President and Chief Executive Officer—qualify as independent directors under these standards based upon its review of all relevant facts and circumstances.
Codes of Conduct and Ethics
The Company has a Code of Conduct ("Code") that applies to its officers and salaried employees and those of The Burlington Northern and Santa Fe Railway Company and other subsidiaries of the Company. This Code assists employees in complying with the law, in resolving ethical issues that may arise, and in complying with BNSF policies. Certain officers are also subject to the Company's Code of Ethics for the Chief Executive Officer and Senior Financial Officers. This Code is designed to promote, among other things, ethical handling of actual or apparent conflicts of interest; full, fair, accurate and timely disclosure in filings with the Securities and Exchange Commission ("SEC") and in other public disclosures; compliance with law; and prompt internal reporting of violations of the Code.

The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors ("Directors' Code"). The Directors' Code covers such areas as conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection of Company assets, and compliance with applicable laws. The Directors' Code is intended to help directors in addressing issues that may arise.

These codes are available on the Company's website at www.bnsf.com under the "Investors" link. The Company will provide these codes in print, free of charge, to shareholders who request them. Any waiver of these codes with respect to executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed to shareholders on the Company's website, as will any amendments to these codes.

Board Structure
The Company currently has 12 directors. Each director is elected to a one-year term. One current director—John J. Burns, Jr.—is not standing for re-election at the 2004 annual meeting. The Board has decided not to fill the vacancy created by Mr. Burns' retirement at this time and, accordingly, to reduce the size of the Board to 11 members.

Communications with the Board
Communications by shareholders or by other parties may be sent to the Board by U.S. mail or overnight delivery. Communications may be sent to the Board c/o Secretary, Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830. Communications may be addressed to the Board, non-management directors, or one or more Board members. Communications may be made anonymously. The Board has approved this process.

Identification of Director Candidates
The Board's Guidelines and the Directors and Corporate Governance Committee's charter give that Committee responsibility for identifying and reviewing director candidates to determine whether they qualify for and should be considered for membership on the Board.

The Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and other skills and experience that will enhance the Board's ability to serve the long-term interests of shareholders. Further, the Committee seeks candidates who are committed to representing the long-term interests of the shareholders. The Committee reviews candidates with the objective of assembling a slate of directors that can best fulfill the Company's goals and promote the interests of shareholders.

Members of the Board will be asked to submit recommendations when there is an opening or an anticipated opening for a director position. The Directors and Corporate Governance Committee may also use outside sources or third parties to find potential Board member candidates, and similarly may use the services of outside sources or a third party to identify, evaluate or assist in identifying or evaluating nominees brought to their attention. Should the Company use the services of a third party, it would expect to pay a fee for such services.

The Directors and Corporate Governance Committee will also consider director candidates recommended by shareholders. Any such recommendation should be sent in writing on or before November 1, 2004, to permit adequate time for review by the Committee. The recommendation should also provide the reasons supporting a candidate's recommendation, the candidate's qualifications, the candidate's consent to being considered as a nominee, and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the shareholder should submit information demonstrating the number of shares he or she owns. Shareholders may send recommendations for director candidates for the 2005 annual meeting of shareholders to the Directors and Corporate Governance Committee via U.S. mail or overnight delivery to Directors and Corporate Governance Committee c/o Secretary, Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830. Shareholders who themselves wish to nominate an individual to the Board must follow the advance notice and other requirements of the By-Laws. The By-Laws are posted on the Company's website at www.bnsf.com under the "Investors" link.

2003 Board Meetings and Annual Meeting
The Board met six times in 2003. Each incumbent member of the Board attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served. Average attendance by all directors at Board and committee meetings was 97 percent. Three directors attended the 2003 BNSF annual meeting. Since that meeting, the Company has adopted a policy encouraging Board members' attendance at annual meetings.

Board Committees
The Board has four standing committees: Executive, Compensation and Development, Directors and Corporate Governance, and Audit. No member of any committee is presently an employee of the Company or its subsidiaries, with the exception of Mr. Rose, who serves as Chairman of the Executive Committee.

Executive Committee. This Committee did not meet during 2003. Directors Rose (Chairman), Burns, Racicot, West, Whitacre and Yanney currently serve on this Committee. The committee has all of the power and authority of the Board at times when the Board is not in session, except powers specifically reserved by Delaware law to the Board.

Compensation and Development Committee. This Committee held four meetings during 2003. Directors Yanney (Chairman), Burns, Roberts, West and Whisler currently serve on this Committee. The Board has determined that all members of the Committee are independent consistent with NYSE listing standards and the Company's Guidelines. The purpose of the Committee is to provide assistance to the Board in discharging its responsibilities relating to the compensation and development of the Chief Executive Officer and other executive officers, and with respect to equity and other compensation and benefit plans, including:
•
reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluating the Chief Executive Officer's performance in light of those goals and objectives and, together with the other independent Directors, determining and approving the Chief Executive Officer's compensation level based on this evaluation;
•	making recommendations to the Board regarding the cash compensation of other executive officers;
•	approving the equity-based compensation of executive officers;
•	recommending to the Board the adoption or amendment of the Company's equity-based plans;
•
recommending to the Board the adoption or amendment of other compensation or benefit plans for executive officers or related executive officer arrangements to the extent provided by the terms of such plans or arrangements or to the extent required by NYSE listing standards or applicable law;
•	assisting the Board in evaluating potential candidates for executive positions and overseeing executive succession planning and management development; and
•	preparing and publishing an annual report on executive compensation to be included in the Company's proxy statement.

The specific responsibilities of the Compensation and Development Committee are identified in the Committee's charter, which is available on the Company's website at www.bnsf.com under the "Investors" link.

Directors and Corporate Governance Committee. This Committee held seven meetings during 2003. Directors Whitacre (Chairman), Boeckmann, Martinez, Racicot, Roberts, Shapiro and Watts currently serve on this Committee. The Board has determined that all members of the Committee are independent consistent with NYSE listing standards and the Company's Guidelines. The purpose of the Committee is to provide assistance to the Board in discharging its responsibilities for ensuring the effective governance of the Company, including:
•	making recommendations to the Board regarding the appropriate size of the Board;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the director nominees for the annual meeting of shareholders or for appointment by the Board if a vacancy occurs between annual meetings;
•	seeking to maintain the independence and high quality of the Board;
•	developing and recommending to the Board Corporate Governance Guidelines and a Directors' Code of Business Conduct and Ethics, and reviewing periodically BNSF's Code of Conduct;
•	making recommendations to the Board for directors' compensation; and
•	overseeing the annual performance evaluation of the Board.

The specific responsibilities of the Directors and Corporate Governance Committee are identified in the Committee's charter, which is available on the Company's website at www.bnsf.com under the "Investors" link.

Audit Committee. This Committee held eight meetings during 2003. Directors West (Chairman), Boeckmann, Roberts and Whisler currently serve on this Committee. The Board has determined that all members of the Committee are independent consistent with NYSE listing standards, SEC rules governing the qualifications of audit committee members, and the Company's Guidelines. The Board has determined that Director West, Chairman of the Audit Committee, qualifies as an "audit committee financial expert" as defined by SEC rules and has accounting or related financial management expertise as required by NYSE listing standards.

The purpose of the Committee is to appoint, compensate, evaluate and terminate the Company's independent auditor, and to provide assistance to the Board in fulfilling its oversight responsibility with respect to:
•	the integrity of the financial statements of the Company;
•	the performance of the Company's internal audit function and the independent auditor;
•	the independent auditor's qualifications and independence; and
•	compliance by the Company with legal and regulatory requirements.

The specific responsibilities of the Audit Committee are identified in the Committee's charter, which is attached as Appendix I and is available on the Company's website at www.bnsf.com under the "Investors" link.

Executive Sessions of Non-Management Directors
Non-management directors of the Board meet in executive session at least three times per year at regularly scheduled meetings. Executive sessions are chaired by a Lead Director. The Lead Director to chair the executive session is the Chairman of the Audit Committee, the Chairman of the Directors and Corporate Governance Committee or the Chairman of the Compensation and Development Committee, depending upon the principal issues to be addressed at the executive session and which committee has the most responsibility over those issues.

Directors' Compensation
During 2003, the Board revised the compensation to be received by non-employee directors through fees and equity and other programs as described below after review of competitive compensation levels and director responsibilities. Prior to October 1, 2003, non-employee directors were paid an annual retainer fee of $40,000, and each committee chairman was paid a supplemental annual retainer fee of $5,000. In addition, a meeting fee of $1,000 plus expenses was paid for attendance at each Board or Committee meeting or inspection trip or similar meeting. Effective October 1, 2003, the non-employee directors' annual retainer fee was increased to $60,000. The Chairman of the Audit Committee is now paid a supplemental annual retainer fee of $10,000 and each director who chairs any other Board Committee is paid a supplemental annual retainer fee of $5,000. Meeting fees are no longer paid for Board meetings, but a meeting fee of $1,000 is paid for attendance at committee meetings or any inspection trip or similar meeting. Expenses are also reimbursed for attendance at Board, committee or other meetings. Any director who is also an officer or employee of the Company receives no compensation for duties performed as a director or a committee chairman.

Directors' Retirement and Stock Plans
Burlington Northern Santa Fe Directors' Retirement Plan. The Directors' Retirement Plan was terminated as of July 17, 2003. The plan provided non-employee directors an annual benefit if they served as a member of the Board for ten consecutive years, attained the mandatory retirement age, or were designated by the Directors and Corporate Governance Committee as eligible for benefits. Individual participants who met the eligibility requirements of the Retirement Plan are eligible to receive annual payments for benefits accrued through July 17, 2003. The annual payment is the amount of the annual retainer for services as a Board member at the time of termination of service for those individuals who are already retired. Current non-employee members of the Board who meet the eligibility requirements will receive an annual payment in the amount of $40,000 upon departure from the Board, which was the amount of the annual retainer for services as a Board member at the time the Retirement Plan was terminated. Payment ceases upon an individual's death. Service as a member of the board of one or more of BNSF's predecessor companies counts toward the ten consecutive-years-of-service requirement.

An individual Board member as of July 17, 2003, who had not served as a member of the Board for a period of at least ten consecutive years as of such date and had not attained age 72 as of July 17, 2003, but who subsequently meets the eligibility requirements, will be entitled to receive a pro rata annual payment for benefits at the time of departure from the Board.

Burlington Northern Santa Fe Non-Employee Directors' Stock Plan. On April 16, 2003, each non-employee director was granted non-qualified stock options to purchase 3,000 shares of Company common stock at $26.80 per share, the fair market value on the date of grant, pursuant to the Non-Employee Directors' Stock Plan. These options vest on April 16, 2004, or earlier if a director leaves the Board by reason of retirement, death, disability or change in control, and expire on April 16, 2013. Under the Plan, each non-employee director elected to the Board of Directors at the 2004 annual meeting and at each subsequent annual meeting will automatically be granted non-qualified stock options to purchase 3,000 shares of Company common stock at the fair market value of such shares on the date that the options are granted. If an individual becomes a director on a date after the date of the annual grant on or following the annual meeting, he or she will receive a pro rata grant of non-qualified stock options for the portion of the one-year term following the date on which the individual becomes a director. Each option will become exercisable commencing on the first anniversary of the date of the grant and will terminate no later than ten years from the date of the grant.

Under the Plan, each non-employee director is entitled to receive a one-time grant of 1,000 Restricted Stock Units as of the annual meeting at which he or she is first elected to the Board. The Restricted Stock Units will vest upon the date the director's term of service ends by reason of retirement, death, disability or change in control, subject to the director having served on the Board at least until the next annual meeting following election to the Board. Upon vesting, the director receives one share of the Company's common stock for each Restricted Stock Unit. Directors holding Restricted Stock Units do not have any rights of a shareholder but have the right to receive a cash payment in lieu of a dividend at such times and in such amounts as dividends would otherwise be paid.

On August 1, 2003, each non-employee director was granted 1,400 Restricted Stock Units. Under the Plan, each non-employee director elected to the Board of Directors at the 2004 annual meeting and at each subsequent annual meeting is entitled to a grant of 1,400 Restricted Stock Units. If an individual becomes a director on a date other than the date of the annual meeting, he or she will receive a pro rata grant of Restricted Stock Units for the portion of the one-year term following the date on which the individual becomes a director. The Restricted Stock Units will vest upon the date the director's term of service ends by reason of retirement, death, disability or change in control, subject to the director having served on the Board at least until the next annual meeting following election to the Board. Upon vesting, the director receives one share of the Company's common stock for each Restricted Stock Unit. Directors holding Restricted Stock Units do not have any rights of a shareholder but have the right to receive a cash payment in lieu of a dividend at such times and in such amounts as dividends would otherwise be paid.

Prior to 2004, the Non-Employee Directors' Stock Plan also permitted directors by timely election to forego up to 25 percent of their annual retainer and receive a Retainer Stock Award in the form of restricted stock equal to 150 percent of the amount foregone based on the fair market value of BNSF's common stock on the date of grant (December 31 of each calendar year), to vest three years from the date of grant, or earlier if a director leaves the Board by reason of retirement, death, disability or change in control. In 2003, ten non-employee directors each received a Retainer Stock Award of 697 restricted shares after electing to forego 25 percent of their annual retainer in effect as of December 31, 2003. No Retainer Stock Awards will be made after December 31, 2003.

Burlington Northern Santa Fe Deferred Compensation Plan for Directors. Non-employee directors may voluntarily defer all or a portion of all of the fees they would otherwise receive into a Prime Rate interest account, a Company phantom stock account or other investment option established under the plan's terms. Distributions are made in cash in either annual installments or as a lump sum after a director's departure from the Board.

Retirement and Other Policies
Under the Board's Guidelines, no individual may serve as a director beyond the annual meeting of shareholders on or following his or her 72nd birthday. Individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board to afford the Board the opportunity, through the Directors and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances. The Board's Guidelines provide that when the Company's Chief Executive Officer resigns or retires from that position, he or she should offer to resign from the Board at the same time. The Board will consider the merits of having a former Chief Executive Officer serve on the Board and will act accordingly, but no former Chief Executive Officer who serves on the Board will be considered an independent director.

Certain Relationships
Director Racicot is a partner with Bracewell & Patterson, L.L.P., which firm provided legal services to the Company in 2003 and is expected to provide legal services to the Company in 2004. Director Martinez is a partner with Munger, Tolles & Olson, LLP, which firm provided legal services to the Company in 2003 and is expected to provide legal services to the Company in 2004. Directors Racicot and Martinez have no direct or personal interest in these legal services; their interests arise only because of their position as a partner in their respective firms and as directors of BNSF. J.P. Morgan Chase & Co. and its affiliates provided a variety of financing and banking services to the Company in the ordinary course of business in 2003 and are expected to provide similar services in 2004. Director Shapiro retired as Vice Chairman for Finance, Risk Management, and Administration of J.P. Morgan Chase & Co. in 2003, and is no longer an executive officer or employee of J.P. Morgan Chase & Co. Director Shapiro has no direct or personal interest in these financing and banking services; his interest arose only because of his former position as an executive officer of J.P. Morgan Chase & Co. and as a director of BNSF.

STOCK OWNERSHIP IN THE COMPANY

Certain Beneficial Owners	To the best of the Company's knowledge, the following are the only persons who own beneficially five percent or more of its common stock outstanding (based on Schedule 13G reports filed with the SEC for shares beneficially owned as of December 31, 2003):
Name and Address of Beneficial Owner	Shares Held and Nature of Beneficial Ownership		Percentage
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	32,817,939	(1)	8.8	%(1)
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	25,092,500	(2)	6.8	%(2)
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	23,205,060	(3)	6.23	%(3)
(1)
	The filing group includes: AXA Financial, Inc.; AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle, 370, rue Saint Honore, 75001 Paris, France, and AXA Courtage Assurance Mutuelle, 26, rue Louis le Grand, 75002 Paris, France, as a group; AXA, 25, avenue Matignon, 75008 Paris, France; and their subsidiaries. The reporting persons claim sole power to vote or direct the vote for 14,710,188 shares and shared power to vote or direct the vote for 7,809,471 shares, and sole power to dispose or to direct the disposition of 30,032,339 shares, and shared power to dispose or to direct the disposition of 2,785,600 shares, with a majority of the shares reported acquired solely for investment purposes on behalf of client discretionary investment advisory accounts managed by Alliance Capital Management L.P., investment adviser, which is a majority-owned subsidiary of AXA Financial, Inc.
(2)
	Capital Research and Management Company claims no sole or shared voting power, and sole dispositive power over 25,092,500 shares beneficially owned, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940.

(3)
Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, and Barclays Capital Inc. claim sole power to vote or direct the vote for 20,686,426 shares, and sole power to dispose or to direct the disposition of 20,708,098 shares.
Transactions with the Company. Transactions since December 31, 2002, between the Company and its subsidiaries and holders of five percent or more of its stock are described below.

Alliance Capital Management L.P. and Sanford C. Bernstein & Co., LLC, a wholly owned subsidiary of Alliance, are investment managers for two U.S. equity funds in the Burlington Northern Santa Fe Master Retirement Trust. At year-end 2003, they managed approximately $61 million and $53 million, respectively. Collectively, they earned approximately $508,000 for their investment management services in 2003. They currently provide such services as investment managers and are being compensated on a similar basis, with fees billed quarterly based on the average value of assets being managed at the end of each month in the quarter.

Barclays Bank PLC has agreed to provide up to $63 million in revolving credit loans to the Company under a 364-day Revolving Credit Agreement dated as of June 18, 2003, and up to $45 million in revolving credit loans to the Company under a 5-year Revolving Credit Agreement dated as of June 18, 2003. No loans were outstanding in 2003, and no loans are currently outstanding under these commitments. The Company paid Barclays Bank PLC approximately $280,000 in fees in 2003 related to these commitments.

The Company's subsidiary The Burlington Northern and Santa Fe Railway Company and Barclays Bank PLC have entered into fuel hedge agreements utilizing West Texas Intermediate crude oil ("WTI") and NYMEX #2 heating oil ("HO"). At the beginning of 2003, there were WTI hedges outstanding covering 6.7 million barrels expiring in 2003 through 2005. In 2003, 3.4 million barrels of WTI hedges and 72 million gallons of HO hedges settled for a total value of approximately $13 million, favorable to BNSF. As of January 31, 2004, the equivalent of 5.9 million barrels of WTI hedges, expiring in 2004 through 2006, and 381 million gallons of HO hedges, expiring in 2004, were outstanding. The aggregate fair value of all outstanding hedges for the Company (as calculated by Barclays Bank PLC) was approximately $60 million at January 31, 2004.

Ownership of Directors and Executive Officers
The following table shows, as of February 27, 2004, the number of shares of Company common stock beneficially owned by directors, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group, with sole voting and investment power unless otherwise indicated. No individual director or executive officer owned more than one percent of the outstanding common stock as of that date. Directors and executive officers as a group owned approximately 1.1 percent of outstanding shares.
Name of Beneficial Owner	Position	Ownership
Alan L. Boeckmann	Director	11,425	(1)
John J. Burns, Jr.	Director	44,995	(1)(2)
Vilma S. Martinez	Director	24,119	(1)(3)
Marc F. Racicot	Director	10,150	(1)
Roy S. Roberts	Director	32,579	(1)
Matthew K. Rose	Chairman, President and Chief Executive Officer, Director	1,443,774	(4)
Marc J. Shapiro	Director	33,451	(1)
J.C. Watts, Jr.	Director	6,097	(1)
Robert H. West	Director	31,021	(1)
J. Steven Whisler	Director	39,480	(1)(5)
Edward E. Whitacre, Jr.	Director	36,064	(1)
Michael B. Yanney	Director	44,826	(1)
Carl R. Ice	Executive Vice President and Chief Operations Officer	568,523	(4)
John P. Lanigan, Jr.	Executive Vice President and Chief Marketing Officer	59,297	(4)
Thomas N. Hund	Executive Vice President and Chief Financial Officer	687,268	(4)
Jeffrey R. Moreland	Executive Vice President Law & Government Affairs and Secretary	605,622	(4)
Directors and Executive Officers as a Group (18 persons)		3,976,916	(1)(3)(4)
(1)
The amounts reported include shares of restricted stock and restricted stock units issued under the Non-Employee Directors' Stock Plan as follows: 3,675 for Director Boeckmann; 2,400 for Director Racicot; 3,097 for Director Watts; and 4,195 for each of Directors Burns, Martinez, Roberts, Shapiro, West, Whisler, Whitacre, and Yanney; and 42,732 for all directors as a group.

  The amounts reported include shares which may be acquired through presently exercisable stock options and stock options which will become exercisable within 60 days of February 27, 2004, under the Non-Employee Directors' Stock Plan (or a predecessor plan) as follows: 7,750 for Directors Boeckmann and Racicot; 18,000 for Director Martinez; 24,000 for each of Directors Burns, Roberts, Shapiro, West, Whisler, and Whitacre; 3,000 for Director Watts; 9,000 for Director Yanney; and 189,500 for all directors as a group.

  In addition to the shares reported, certain directors held phantom stock units payable in cash under the Deferred Compensation Plan for Directors as of February 29, 2004, as follows: 11,511 for Director Burns; 634 for Director Roberts; 8,996 for Director Whisler; 24,587 for Director Yanney; and 45,728 for all directors as a group.

(2)
In addition, Director Burns is President and Chief Executive Officer and a director of Alleghany Corporation, which beneficially owns eight million shares of the Company's common stock (approximately 2.2 percent of shares outstanding as of December 31, 2003).

(3)
Includes 473 shares that Director Martinez holds through a retirement plan.

(4)
The amounts reported include shares of restricted stock held by executive officers as follows: 204,011 for Mr. Rose; 35,275 for Mr. Ice; 42,663 for Mr. Lanigan; 85,851 for Mr. Hund; 133,097 for Mr. Moreland; and 551,516 for all executive officers as a group. Of the amounts reported, the following are restricted stock units payable in stock held by executive officers pursuant to the Burlington Northern Santa Fe Senior Management Stock Deferral Plan: 114,213 for Mr. Rose; 14,147 for Mr. Hund; 100,902 for Mr. Moreland; and 237,696 for all executive officers as a group.

  The amounts reported include shares which may be acquired through presently exercisable stock options and stock options which will become exercisable within 60 days of February 27, 2004, as follows: 1,227,934 for Mr. Rose; 501,228 for Mr. Ice; 16,634 for Mr. Lanigan; 506,920 for Mr. Hund; 434,591 for Mr. Moreland; and 2,924,324 for all executive officers as a group.

  The amounts reported include share equivalents credited under the Investment and Retirement Plan, a 401(k) plan, as of February 29, 2004, as follows: 1,388 for Mr. Rose; 9,231 for Mr. Moreland; and 13,691 for all executive officers as a group.

(5)
Includes 943 shares in which Director Whisler shares voting and investment power as co-trustee and co-beneficiary of a family revocable trust.

ELECTION OF DIRECTORS

Annual Election	At the annual meeting, you and the other shareholders will elect 11 directors, each to hold office for a term of one year and until his or her successor has been elected and qualified. All incumbent directors, with the exception of Directors Boeckmann, Martinez, Racicot, Rose and Watts, initially became directors of the Company on September 22, 1995, with the business combination of Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("SFP"). Director John J. Burns, Jr.—who has served as a director of the Company or a predecessor company since March 1995—is retiring and will not stand for re-election. All other incumbent directors have been nominated for re-election.
Nominees	The nominees for whom the shares represented by the enclosed proxy are intended to be voted, unless such authority is withheld, are identified below along with certain background information. We do not expect that any of these nominees will be unavailable for election but, if such a situation should arise, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. The time of service as a director of the Company includes prior service as a director of BNI, SFP and any predecessor companies. No nominee, other than Mr. Rose, is or has been employed by or has served as an executive officer of BNSF or its subsidiaries.

Nominees for Director

ALAN L. BOECKMANN, 55	Director since 2001

Chairman and Chief Executive Officer of Fluor Corporation, Aliso Viejo, California (professional services holding company offering engineering, construction management and other services) since February 2002. Previously, President and Chief Operating Officer of Fluor Corporation from February 2001 to February 2002, President and Chief Executive Officer of Fluor Daniel (engineering, procurement, and construction services) from March 1999 to February 2001, and Group President, Energy and Chemicals of Fluor Daniel from June 1997 to March 1999. Also a director of Fluor Corporation. Member of BNSF's Audit Committee and Directors and Corporate Governance Committee.
VILMA S. MARTINEZ, 60	Director since 1998

Partner in Munger, Tolles & Olson LLP, Los Angeles, California (law firm) since September 1982. Also a director of Anheuser-Busch Companies, Inc., and Fluor Corporation. Member of BNSF's Directors and Corporate Governance Committee.
MARC F. RACICOT, 55	Director since 2001

Partner in Bracewell & Patterson, L.L.P., Washington, D.C. (law firm) since February 2001, and Chairman of Bush-Cheney 04, Inc. (political organization), since July 2003. Previously, Chairman of Republican National Committee (political organization) from January 2002 to July 2003, and Governor of the State of Montana from 1993 to 2001. Also a director of Siebel Systems, Inc., and Massachusetts Mutual Life Insurance Company. Member of BNSF's Executive Committee and Directors and Corporate Governance Committee.

ROY S. ROBERTS, 64	Director since 1993

Managing Director of Reliant Equity Investors, L.L.C., Chicago, Illinois (private equity firm) since September 2000, and retired Group Vice President, North American Vehicle Sales, Service and Marketing of General Motors Corporation, Detroit, Michigan (manufacturer of motor vehicles) since April 2000, a position he had held since July 1999. Previously, Vice President and Group Executive, North American Vehicle Sales, Service and Marketing of General Motors Corporation from October 1998 to July 1999. Also a director of Abbott Laboratories. Member of BNSF's Audit Committee, Compensation and Development Committee and Directors and Corporate Governance Committee.
MATTHEW K. ROSE, 44	Director since 2000

Chairman, President and Chief Executive Officer of Burlington Northern Santa Fe Corporation, Fort Worth, Texas, since March 2002. Also, Chairman, President and Chief Executive Officer of The Burlington Northern and Santa Fe Railway Company. Previously, President and Chief Executive Officer of Burlington Northern Santa Fe Corporation from December 2000 to March 2002, President and Chief Operating Officer of the Company from June 1999 to December 2000, Senior Vice President and Chief Operations Officer of the Company from August 1997 to June 1999, and Senior Vice President-Merchandise Business Unit of the Company from May 1996 to August 1997. Chairman of BNSF's Executive Committee.
MARC J. SHAPIRO, 56	Director since 1995

Retired Vice Chairman for Finance, Risk Management, and Administration of J.P. Morgan Chase & Co., New York, New York (bank holding company) since September 2003, a position he had held since January 2001. Currently, consultant to J.P. Morgan Chase & Co. and Non-Executive Chairman of its Texas operations. Previously, Vice Chairman for Finance, Risk Management and Administration of The Chase Manhattan Corporation from July 1997 to December 2000. Also a director of Kimberly-Clark Corporation and a trustee of Weingarten Realty Investors. Member of BNSF's Directors and Corporate Governance Committee.
J.C. WATTS, JR., 46	Director since 2003

Chairman of J.C. Watts Companies L.L.C. and J.C. Watts Enterprises, Inc., Norman, Oklahoma (communications and public affairs). Previously, member of Congress (R-4th Dist.-Okla.) from January 1995 to January 2003, and Chairman of House Republican Conference from 1998 to 2002. Also a director of Dillards, Inc., Terex Corporation and Clear Channel Communications Inc. Member of BNSF's Directors and Corporate Governance Committee.
ROBERT H. WEST, 65	Director since 1980

Retired Chairman of the Board of Butler Manufacturing Company, Kansas City, Missouri (manufacturer of pre-engineered building systems and specialty components), a position he had held from January 1999 to July 1999. Previously, Chairman and Chief Executive Officer of Butler Manufacturing Company from May 1986 to January 1999. Also a director of Astec Industries, Inc., Commerce Bancshares, Inc. and Great Plains Energy Incorporated and its subsidiary, Kansas City Power & Light Company. Chairman of BNSF's Audit Committee and member of the Executive Committee and Compensation and Development Committee.

J. STEVEN WHISLER, 49	Director since 1995

Chairman and Chief Executive Officer of Phelps Dodge Corporation, Phoenix, Arizona (mining and manufacturing) since November 2003. Previously, Chairman, President and Chief Executive Officer of Phelps Dodge Corporation from May 2000 to October 2003, President and Chief Executive Officer of Phelps Dodge Corporation from January 2000 to May 2000, and President and Chief Operating Officer of Phelps Dodge Corporation from December 1997 to January 2000. Also a director of Phelps Dodge Corporation and America West Holdings Corporation and its subsidiary, America West Airlines, Inc. Member of BNSF's Audit Committee and Compensation and Development Committee.
EDWARD E. WHITACRE, JR., 62	Director since 1993

Chairman and Chief Executive Officer of SBC Communications Inc., San Antonio, Texas (communications holding company) since January 1990. Also a director of Anheuser-Busch Companies, Inc., Emerson Electric Co., The May Department Stores Company, and SBC Communications Inc. Chairman of BNSF's Directors and Corporate Governance Committee and member of the Executive Committee.
MICHAEL B. YANNEY, 70	Director since 1989

Chairman of America First Companies L.L.C., Omaha, Nebraska (investments) since August 2001. Previously, Chairman and Chief Executive Officer of America First Companies L.L.C. from October 2000, Chairman, President and Chief Executive Officer of America First Companies L.L.C. from 1984 to 2000, and Chairman of MFA Mortgage Investments, Inc. (investments), from 1997 to February 2003. Also a director of Level 3 Communications, Inc. and RCN Corporation. Chairman of BNSF's Compensation and Development Committee and member of the Executive Committee.
We recommend a vote FOR all of the above nominees.

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN

Proposed Amendments	There will be presented to the shareholders a proposal to approve the amendment and restatement of the Burlington Northern Santa Fe 1999 Stock Incentive Plan ("Stock Plan"). The Company proposes to increase both the number of shares that can be granted under the plan and to increase the number of those shares that can be granted in the form of restricted stock, restricted stock units or performance stock.

The Stock Plan was originally approved by shareholders at the 1999 annual meeting of shareholders. Shareholders subsequently approved increasing the total number of shares available for grant from 20 million to 29 million at the 2001 annual meeting of shareholders. At the 2002 annual meeting, shareholders approved increasing the total number of shares available for grant to 35 million shares and increasing the number of those shares that can be granted in the form of restricted stock, restricted stock units or performance stock from four million to five million shares. On December 11, 2003, the Board of Directors adopted, subject to shareholder approval, amendments to the Stock Plan that would increase the total number of shares of the Company's common stock that are available for grants under the Stock Plan to 42 million shares, and increased the number of those shares that can be granted in the form of restricted stock, restricted stock units or performance stock to 12 million shares.

The Board of Directors has also amended the Stock Plan to provide that if an individual Award Agreement disagrees with the Stock Plan or the related Compensation and Development Committee resolution, the Stock Plan or resolution will govern; that shares may be withheld from Stock Awards for tax withholding purposes only to the extent of the minimum tax rate; and that the Stock Plan will terminate (except with respect to then outstanding awards) on April 17, 2012, or, if shareholders approve the Stock Plan amendments presented at the 2004 annual meeting of shareholders, ten years after the date of such approval. These amendments are not subject to shareholder approval.

The full text of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated, is presented in Appendix II to this proxy statement. The following is a summary of the major provisions of the Stock Plan and is qualified in its entirety by the full text of the Stock Plan itself.
Purposes	The Stock Plan was established to:
	•	attract and retain executive, managerial and other salaried employees;

•	motivate employees to achieve long-range goals;
•	provide incentive compensation opportunities that are competitive with other major companies; and
•	further align our employees' interests with those of our shareholders through stock-based compensation.
Stock Incentives Under the Stock Plan	We believe the use of stock incentives will promote the growth in value of our stock and the enhancement of long-term shareholder return.
The types of stock incentives authorized are:
	•	stock options;
	•	restricted stock and restricted stock units;
	•	performance stock; and
	•	a stock purchase program.

The Stock Plan has been used since 1999 and will be used for future stock awards. On March 5, 2004, the Company's common stock closed at $31.26 on the New York Stock Exchange. Awards of restricted stock, restricted stock units and performance stock are cumulatively limited to five million shares for the life of the Stock Plan, but this limit will increase to twelve million shares upon approval of the amended Stock Plan.

The Stock Plan, as amended in 2002, authorized up to 35 million shares to be used for stock awards. As of the close of business on February 29, 2004, an aggregate of 3,197,349 shares of the Company's common stock remained available for future grants under the existing Stock Plan, and there were outstanding awards (options plus restricted shares) of 24,780,549 shares. If the amendment is approved, 10,197,349 shares would be available for future grants overall, of which 8,825,471 shares could be granted in the form of restricted stock, restricted stock units or performance stock based on the shares issued and awards outstanding at February 29, 2004. Shares related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares or which are settled in cash in lieu of common stock, and shares used to pay an option exercise price, will be available for grant under the plan.
Administration
The Compensation and Development Committee of the Board of Directors (the "Committee") administers the Stock Plan. The Committee consists of directors who are not employees or officers of the Company and who are independent as defined under NYSE listing standards. Grants are made by the Committee or a subcommittee of two or more members, which members must be, in either case, "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Committee members may not participate in the Stock Plan. The Committee is authorized to interpret the Stock Plan, to establish rules and regulations for its operation, to select the employees eligible to receive awards, and to determine the type, amount and terms and conditions of awards.
Eligibility for Participation
All salaried employees of BNSF or its subsidiaries are eligible to be selected to participate in the Stock Plan. The Committee selects all participants in its discretion. BNSF and its subsidiaries currently employ approximately 4,860 salaried individuals.
Amendment and Termination of the Stock Plan
The Board may suspend, amend or terminate the Stock Plan at any time, with or without prior notice, but it may not, without shareholder approval, increase the aggregate number of shares which may be issued under the plan, adopt any amendment which would materially increase the benefits accruing to participants or materially modify eligibility requirements for participation in the plan. The Stock Plan will terminate (except with respect to then outstanding awards) on April 17, 2012, or, if shareholders approve the Stock Plan amendments presented at the 2004 Annual Meeting, ten years after the date of such approval.
Limitation on Awards
No participant may receive any award of a stock option to the extent that the sum of the number of shares subject to the award, and the number of shares subject to prior awards of options under the Stock Plan or other plans during a one-year period ending on the date of grant, exceeds one million shares. The Stock Plan authorizes a maximum of five million shares which may be granted for all participants in the form of restricted stock, restricted stock units or performance stock under the Stock Plan, of which 1,825,471 shares remain available for grant as of February 29, 2004. If the amendment is approved, this limit would be increased to 12 million shares, and 8,825,471 shares would be available for future grants, based on the shares issued and awards outstanding at February 29, 2004. The Stock Plan authorizes a maximum of 400,000 discounted shares which may be purchased by participants, of which 351,529 shares remain available as of February 29, 2004.
Stock Options
The Committee may grant awards in the form of incentive stock options and non-qualified stock options to purchase shares of the Company's common stock. This will include option grants to certain senior executives in an amount equal to the number of shares tendered to pay an option exercise price. The Committee will determine the number of shares subject to each option, the manner and time of the option's exercise, the terms and conditions applicable to the award, and the exercise price per share of stock subject to the option. The exercise price of a stock option must be no less than the fair market value of the Company's common stock on the date of grant, and the exercise period may not extend more than ten years from the date of grant. Upon exercise, the option price may be paid by a participant in cash, shares of common stock, a combination of the two or other consideration as the Committee may deem appropriate. Any stock option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Internal Revenue Code.
Restricted Stock or Restricted Stock Units
Grants of shares of restricted stock or restricted stock units will be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including restrictions on transferability and continued employment. The plan gives the Committee the discretion to accelerate the delivery of a restricted stock award.
Performance Stock
The Stock Plan allows for the grant of performance stock awards which are contingent upon the attainment of certain performance objectives determined by the Committee. The performance objectives to be achieved during the performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.
Stock Purchase Program
The Committee may establish programs enabling participants to purchase common stock at not less than 75 percent of the fair market value at the time of purchase (or an average stock value over a determined period). The Committee designates eligible participants. Restrictions such as those imposed with respect to restricted stock may be imposed on shares purchased under this program.
Change in Control or Change in Ownership
In the event of a "change in control" (as defined in the Stock Plan), all options, restricted stock, restricted stock units, performance shares, and shares acquired under a stock purchase arrangement will become fully vested.

In general, the Stock Plan defines a "change in control" as occurring if: (a) any "person" becomes the beneficial owner of securities representing 25 percent or more of the voting power of the Company's outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new directors approved by at least two-thirds of the existing directors, cease to constitute at least a majority of the Board; or (c) the Company's shareholders approve a merger or consolidation of BNSF with another company, with certain exceptions; or (d) the Company's shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets. However, a merger or other business combination with a Class I railroad or holding company of a Class I railroad will not constitute a change in control unless the Board so determines. Notwithstanding the foregoing, a merger or other business combination with a Class I railroad or holding company of a Class I railroad will constitute a change of control pursuant to change in control agreements with the Company's executive officers and certain arrangements for vice presidents and senior managers (see EXECUTIVE COMPENSATION—Employment Contracts and Other Arrangements). The Board has in the past, and may under the terms of future awards, exclude new awards from the above-referenced provisions of the change in control agreements and other arrangements.
Other Terms of Awards
The Stock Plan provides for the forfeiture of awards in the event of termination of employment except in the circumstances described below. In the event employment terminates by reason of death, all awards will vest. In the event termination occurs by reason of disability or retirement or in the event of termination by the Company other than for cause, all awards will vest ratably except that the portion of awards subject to performance criteria will remain subject to the performance criteria. In the event of death, disability, retirement or termination by the Company other than for cause, stock options will be exercisable for five years. In no event shall any options be exercisable later than the scheduled expiration date.
The Committee may establish such other terms, conditions, restrictions or limitations governing the grant of awards as are not inconsistent with the Stock Plan.
Federal Income Tax Consequences
An employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If these holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of the disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.
An employee will not realize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, the employee will realize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon subsequent disposition of the shares, the employee will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the restriction period will also be compensation income to the employee and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the holder during the restriction period will be taxable as dividends to the holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an employee who has made such an election subsequently forfeits the shares, he or she will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.
Board Recommendation
The Committee and the Board of Directors believe that the Stock Plan has assisted the Company in attracting, motivating and retaining key employees. We believe that stock awards are an important part of the Company's incentive compensation of officers, managers and other salaried employees. These types of stock-based awards further align management's interests with those of our shareholders because their value appreciates to the extent that the market price of the Company's stock increases. Therefore, we recommend that shareholders vote to approve the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated.
The Board of Directors unanimously recommends a vote FOR approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated.

Equity Compensation Plan Information

        Certain additional information about BNSF's equity compensation plans is set forth in the table below (number of shares in thousands) as of December 31, 2003:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares available for future issuance
Equity compensation plans approved by shareholders	38,320	$28.72	3,360
Equity compensation plans not approved by shareholders	—	—	42	(a)

Total	38,320	$28.72	3,402

(a)
Effective April 20, 2000, the Board of Directors of Burlington Northern Santa Fe Corporation adopted The Burlington Northern Santa Fe Achievement Award Program, pursuant to which awards of Company common stock may be made from time to time to select non-officer employees of The Burlington Northern and Santa Fe Railway Company. Shares are awarded under the Program to individuals who have through individual efforts demonstrated achievement beyond their normal job responsibilities or have engaged in extraordinary action on behalf of the Company. The total number of shares to be awarded under the Program, as amended April 17, 2003, may not exceed 50,000 shares. Approximately 42,000 shares remained available for future issuance at December 31, 2003.

SELECTION OF INDEPENDENT AUDITOR

Advisory Vote on Independent Auditor	PricewaterhouseCoopers LLP served as the independent auditor for the Company and its wholly owned subsidiary The Burlington Northern and Santa Fe Railway Company for 2003. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The independent auditor for 2004 will be selected by the Audit Committee of the Board of Directors at an Audit Committee meeting following the 2004 annual meeting of shareholders. PricewaterhouseCoopers LLP has begun certain work related to the 2004 audit as approved by the Audit Committee. Information on independent auditor fees for the last two fiscal years can be found under ADDITIONAL INFORMATION—Independent Auditor Fees in this proxy statement.

Although NYSE corporate governance listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditor, we are providing shareholders with the means to express their views on this important issue. Although this vote cannot be binding, the Audit Committee will consider the results of the shareholder vote in deciding whether to renew the firm's engagement at its April 2004 committee meeting.
The Audit Committee of the Board of Directors unanimously recommends a vote FOR the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT
ON 2003 EXECUTIVE COMPENSATION

The following report on 2003 executive compensation is presented by the Compensation and Development Committee of the Board (the "Committee"). The purpose of the Committee is to provide assistance to the Board in discharging its responsibilities relating to compensation and development of the Company's Chief Executive Officer and other executive officers of the Company as designated by the Board. In addition, the Committee plays a crucial role in the areas of equity-based plans, incentive compensation plans, retirement plans and employee benefit plans. Each member of the Committee has been determined by the Board to be independent consistent with the Company's Corporate Governance Guidelines and NYSE listing standards. Each member also meets the definition of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code and the definition of a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.
BNSF Vision
The Company's vision is to realize its tremendous potential by providing transportation services that consistently meet our customers' expectations. Benchmarks are identified against which the Company can measure its success in meeting the needs of its primary constituencies—customers, shareholders, employees, and communities. The Company's executive officer compensation programs help the Company realize its vision and support its business strategies.
Philosophies and Objectives
The Committee believes that executive officer compensation programs should reflect the Company's compensation philosophy and support specific compensation objectives. The Committee also believes that programs designed specifically for executive officers should exemplify the Company's compensation philosophy and reflect executive officers' roles as key decision-makers. The philosophical principles and specific objectives are noted below.
Philosophical Principles
	•	Compensation programs should encourage strong operating and financial performance.
	•	Compensation programs should help create a shared sense of direction, ownership, and commitment among employees that will reward them for long-term growth in the value of the Company's stock.
	•	The Company should emphasize performance-based compensation ("pay at risk") that provides greater rewards for stronger performance of the business and achievement of long-term strategic objectives, through both cash and equity-based incentives.
Specific Program Objectives
•	The compensation program should attract and retain executive officers by providing competitive opportunities.
•	The programs should focus executive officers on operating performances that will maximize the value of the Company's operations.
•
The programs should focus executive officers on the market performance of the Company's stock by encouraging equity holdings, thus enabling executive officers to realize gains if the Company attains its performance objectives.
•	The programs should provide mechanisms to allow executive officers to exchange cash compensation for stock-based awards.
Competitive Compensation Objectives
The Committee has established external competitive benchmarks for each element of compensation which it believes fully support the principles outlined above. The market for assessing compensation is defined as companies from general industry with revenue comparable to the Company. The group of comparators used for these analyses will be broader than that used for the peer group index reflected in the Performance Graph following this report. The Committee believes that the Company's most direct competitors for executive officer talent are not limited to companies used as a peer group to compare shareholder returns. Rather, the market reflects a broader group of companies of comparable revenue size with which the Company competes to attract and retain the most skilled and talented executive officers available.
The Committee's marketplace compensation objectives are:
	•	Base Salaries – Market rates for executive officers' base salary ranges are set to approximate the competitive market level of the Company's comparator group.
•
Annual Incentives – Opportunities under the Incentive Compensation Plan ("ICP") are intended to provide competitive total cash compensation (base salary plus annual incentives) based on company-wide performance goal achievement. If the Company attains its targeted performance goals, cash compensation levels will approximate the competitive market level of the Company's comparator group. If the Company attains superior performance levels, cash compensation will exceed the competitive market level of the Company's comparator group.

•
Long-Term Incentives – To emphasize pay that is tied to the Company's stock performance over time, opportunities provided under long-term incentive programs are targeted to approximate the competitive market level of total compensation in the comparator market. If the Company's stock attains superior performance, total compensation will exceed the competitive market level of the Company's comparator group.
•	Employee and Executive Benefits – Benefit levels will reflect competitive market levels.
Annual Cash Compensation
Base Salaries. The Company considers various factors in assigning executive officers to specific salary ranges, including job content, level of responsibility, accountability, and the competitive compensation market. On an annual basis, all executive officers' salaries are reviewed and adjusted to reflect individual performance and position within their respective ranges.

Incentive Compensation Plan. Executive officers are eligible for annual performance-based awards under the Company's ICP, as are all salaried employees. For 2003, goals for all participants including executive officers were weighted 40 percent upon achievement of targeted levels of operating income, 20 percent upon achievement of targeted levels of free cash flow, 10 percent upon achievement of targeted levels of revenue contribution per 1,000 revenue-ton miles, 15 percent upon achievement of targeted levels of on-time performance and 15 percent upon achievement of targeted levels of safety. The incentive awards for all employees, including all executive officers, reflected payments of 75 percent of the individual's target ICP potential. In addition, individuals whose 2003 performance exceeded or far exceeded the objectives and competencies for their positions had their individual awards increased by 5 percent and 10 percent, respectively, while individuals whose 2003 performance did not meet the objectives and competencies for their positions had their individual awards reduced by 10 percent.
The actual incentives earned by Messrs. Ice, Lanigan, Hund and Moreland for achievement of Company goals were based on the Company's performance as described under "CEO Compensation" in this report.

For 2004, the goals for all participants, including executive officers, are weighted 55 percent upon achievement of targeted levels of earnings per share and 15 percent for achievement of targeted levels of revenue. The weightings for safety and on-time performance remain at 15 percent each. The level of award opportunity under the ICP varies by executive officer. Opportunities generally are established to provide competitive cash compensation relative to the market for performance that meets the Company's targets.

Long-Term Incentives
To encourage ownership in the Company and to align executive officers' interests with those of shareholders, the Company provides equity grants under the Stock Plan. The Stock Plan supports the Company's compensation philosophy and objectives, and encourages executive officer focus on the types and levels of performance that lead to increased stock prices and overall returns to shareholders. The specific programs used under the plan (including the Incentive Bonus Stock Program, the Salary Exchange Option Program, the Senior Management Stock Deferral Plan, and restricted stock and option grants) all enable and support executive officer stock ownership.

Stock Ownership Goals. A commitment to significant stock ownership on the part of the Company management is an important element of the compensation programs. The Committee established 2003 stock ownership guidelines as follows:
Executive Officer Level	2003 Stock Ownership Goals (As a Multiple of Salary)
Chairman, President and Chief Executive Officer	5 × Base Salary
Executive Vice Presidents	3 × Base Salary
Vice Presidents	2 × Base Salary

Each officer covered by the goals is required to retain the net, after-tax shares obtained through option exercises, or obtained through restricted stock that has vested, until he or she accumulates the required ownership levels. The Committee monitors total share holdings on an annual basis. All officers currently meet their respective ownership goals.

Incentive Bonus Stock Program. To encourage individual stock ownership, executive officers are given the opportunity to exchange up to 100 percent of their ICP cash awards for a grant of restricted stock. Participants electing the exchange receive a restricted stock grant equal to 150 percent of the ICP award foregone. Shares vest three years after grant.

Salary Exchange Option Program. To reinforce the link between stock price performance and executive compensation, executive officers have the opportunity to exchange up to 25 percent of their base salary each year for a grant of non-qualified stock options with an exercise price equal to the fair market value of the Company's common stock on the date of grant and with a term of up to ten years from the date of grant. Participants receive 450 non-qualified stock options for each $1,000 of base salary exchanged and may elect salary exchanges for up to three consecutive years at one time. Options vest on the anniversary of the date of grant following the year for which the base salary was exchanged.

Senior Management Stock Deferral Plan. The Senior Management Stock Deferral Plan provides executive officers with retirement and tax planning flexibility. The plan allows executive officers to defer unrealized gains from non-qualified stock option exercises, or the value of restricted stock grants, such as grants from the Incentive Bonus Stock Program (above), into phantom share units held in the plan. Stock options must be exercised using previously acquired shares of the Company's common stock to take advantage of this plan.

Restricted Stock and Option Grants. Under the Stock Plan, the Company makes periodic grants of stock options and restricted stock to executive officers. Stock options cannot be issued with an exercise price below the market value of the Company common stock on the date of grant, thus ensuring that recipients will benefit only when the price of the Company's stock appreciates, and they vest pro rata over three years. Stock options for executive officers may also include a reload feature that encourages them to exercise their options using previously acquired shares of the Company's common stock and helps them achieve their stock ownership goals; reload grants of options vest in six months but expire under the terms of the original option grant. Grants of restricted stock provide for vesting in three years after grant; vesting may also be contingent on achievement of Company performance goals.
CEO Compensation
The factors upon which Mr. Rose's 2003 compensation was based are the same as described for all executive officers pursuant to the executive compensation strategy described earlier in this report. Mr. Rose is eligible to participate in the same compensation plans available to other executive officers of the Company. Mr. Rose has participated in the Company's program that allows him to receive restricted shares instead of cash for ICP awards, and to defer the value of these shares into phantom stock units. He also has participated in the Company's program that allows him to exchange a portion of his base salary for options. Mr. Rose's 2003 stock ownership goal was five times his base salary, and he exceeded this goal.

The Committee assesses the Chief Executive Officer's base salary each year based on a review by outside consultants of compensation levels for the Company relative to those of corporations of comparable size, revenues and employee base.

Mr. Rose's base salary remained at its 2002 level of $847,000 until April 1, 2003, when it was increased to $950,000 based on competitive market data and Mr. Rose's performance. His salary paid for 2003 was $924,250.

On April 24, 2003, the Committee granted Mr. Rose 30,000 shares of time-based restricted stock and 300,000 stock options. The size of these grants was based on competitive market data and Mr. Rose's performance.

Mr. Rose's 2003 incentive opportunity under the ICP was weighted 40 percent upon achievement of targeted levels of operating income, 20 percent upon achievement of targeted levels of free cash flow, 10 percent upon achievement of targeted levels of revenue contribution per 1,000 revenue-ton miles, and 15 percent each upon achievement of safety and on-time performance goals. The actual incentive earned by Mr. Rose was $1,010,730. Mr. Rose exchanged 75 percent of his award for shares of restricted stock under the Incentive Bonus Stock Program. The computation for the percentage of goal achievement for Mr. Rose and other executive officers, which resulted in an award of 75 percent for Mr. Rose and others, was exactly the same as the computation for other salaried employees.

Actual awards for Mr. Rose and others reflect operating income that was at the threshold level of performance, a free cash flow achievement level that was above target, and revenue contribution that was below threshold. In addition, the awards reflect the fact that on-time performance was midway between threshold and target, and that the Company exceeded its target for reduction of lost and restricted work time as well as personal injuries (as measured by Federal Railroad Administration standards).
Policy on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All members of the Committee qualify as "outside directors."

The Committee has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Company has established the Stock Plan which permits the grant of stock awards that meet the requirements of Section 162(m) of the Code and, hence, will allow the Company to take Federal income tax deductions for compensation expense. However, the Committee believes there are circumstances in which the Company's and shareholders' interests may be best served by providing compensation that is not fully deductible, and that its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m).

Compensation and Development Committee: Michael B. Yanney, Chairman John J. Burns, Jr. Roy S. Roberts Robert H. West J. Steven Whisler

PERFORMANCE GRAPH

The following graph depicts a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index ("S&P 500"), and the Standard & Poor's Railroad Index ("S&P Rail"). The Company is included within both the S&P 500 and S&P Rail indices. The graph assumes the investment of $100 on December 31, 1998, in the Company's common stock, the S&P 500, and the S&P Rail, and the reinvestment of all dividends.

December 31	BNSF	S&P 500	S&P Rail
1998	$100	$100	$100
1999	$72	$121	$84
2000	$86	$110	$91
2001	$88	$97	$108
2002	$81	$76	$106
2003	$103	$97	$130

EXECUTIVE COMPENSATION

Summary Compensation Table	The following table summarizes the compensation earned by our Chief Executive Officer and each of the other four most highly compensated executive officers in 2003, for the years indicated below.
Long-Term Compensation Awards
		Annual Compensation						Securities Underlying Options (Shares)
Name and Principal Position						Restricted Stock(2)			All Other Compensation(3)
	Year	Salary(1)		Bonus(2)
Matthew K. Rose Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	924,250 805,996 676,000	$ $ $	343,648 312,228 66,001	$ $ $	1,839,547 1,904,289 1,350,451	300,000 245,000 350,000	$ $ $	75,129 88,322 47,725
Carl R. Ice Executive Vice President and Chief Operations Officer	2003 2002 2001	$ $ $	406,125 359,750 350,000	$ $ $	201,306 420,489 224,873	$ $ $	589,346 424,193 438,746	87,900 78,000 114,226	$ $ $	30,103 38,233 24,658
John P. Lanigan, Jr.(4) Executive Vice President and Chief Marketing Officer	2003 2002 2001		$387,879 n/a n/a		$161,198 n/a n/a		$1,188,611 n/a n/a	49,900 n/a n/a		$10,880 n/a n/a
Thomas N. Hund Executive Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	391,250 304,875 282,000	$ $ $	19,135 21,179 14,624	$ $ $	696,401 882,445 664,907	191,203 112,748 92,528	$ $ $	26,785 31,974 23,261
Jeffrey R. Moreland Executive Vice President Law & Government Affairs and Secretary	2003 2002 2001	$ $ $	284,458 220,900 201,900	$ $ $	272,978 17,639 174,039	$ $ $	260,447 884,257 339,031	79,018 80,637 92,195	$ $ $	96,121 167,909 96,464

(1)
Salary has been reduced by the amounts foregone for participation in the Salary Exchange Option Program by Messrs. Ice, Hund and Moreland, and for participation in the Company's Estate Enhancement Program (described under the heading "Employment Contracts and Other Arrangements") for Mr. Moreland in 2003, 2002 and 2001.

(2)
The bonus awards for the individuals named above were paid pursuant to the annual incentive compensation plan described in the Compensation and Development Committee Report on 2003 Executive Compensation in this proxy statement. Messrs. Rose and Hund elected to forego all or a portion of their annual incentives pursuant to the Incentive Bonus Stock Program or the Senior Management Stock Deferral Plan in exchange for restricted stock or restricted stock units in 2003, 2002 and 2001. Messrs. Ice and Lanigan made a similar election as to 2003, and Mr. Moreland made a similar election as to 2002.

Restricted
shares and corresponding market value owned by the individuals named above on December 31, 2003, based upon a per share value of $32.28, are shown below. Dividends are paid on restricted stock. No shares vest in less than three years.

Named Executive	Shares of Restricted Stock	Market Value
Matthew K. Rose	156,254	$5,043,879
Carl R. Ice	42,300	$1,365,444
John P. Lanigan, Jr.	35,100	$1,133,028
Thomas N. Hund	75,040	$2,422,291
Jeffrey R. Moreland	51,876	$1,674,557
(3)
For 2003, this reflects matching contributions to the Burlington Northern Santa Fe Investment and Retirement Plan and the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan; in addition, in connection with his participation in the Company's Estate Enhancement Program, $74,942 is reflected for Mr. Moreland.

(4)
Mr. Lanigan joined the Company in January 2003.

Stock Option Grants in 2003	The following table provides information as to the individuals named in the Summary Compensation Table and grants of stock options during 2003. All initial option grants to these individuals have a reload feature under which optionees using outstanding shares to pay the exercise price receive an option for the number of shares so used with an exercise price equal to the fair market value on the date of exercise and expiring on the same date as the initial option. No more than two reload grants may be made in connection with any initial grant, and the reload feature is not available with respect to any grant of options pursuant to a reload.
		Individual Grants
Name	Number of Securities Underlying Options Granted (Shares)	% of Total Options Granted to Employees in Fiscal Year		Exercise Or Base Price ($/Share)		Expiration Date	Potential Realizable Value at Assumed Black-Scholes Calculation(6)
Matthew K. Rose(1)	300,000	42.37%			$27.97	04/24/2013		$2,184,000
Carl R. Ice(2)	27,000 57,700 2,133 1,067	3.81 8.15 0.30 0.15	% % % %	$ $ $ $	26.20 27.97 31.23 31.23	01/01/2013 04/24/2013 04/25/2011 04/25/2012	$ $ $ $	185,220 420,056 15,379 7,693
John P. Lanigan, Jr.(3)	49,900	7.05%			$27.97	04/24/2013		$363,272
Thomas N. Hund(4)	53,100 46,400 91,703	7.50 6.55 12.95	% % %	$ $ $	26.20 27.97 29.44	01/01/2013 04/24/2013 01/01/2010	$ $ $	364,266 337,792 615,327
Jeffrey R. Moreland(5)	26,100 36,600 16,318	3.69 5.17 2.30	% % %	$ $ $	26.20 27.97 27.90	01/01/2013 04/24/2013 01/18/2006	$ $ $	179,046 266,448 82,569

(1)
The option grant of 300,000 shares was granted on April 24, 2003, with a reload option, and becomes exercisable in three equal annual installments commencing April 24, 2004.

(2)
The option grant of 27,000 shares, was granted on January 1, 2003, with a reload option, in exchange for $20,000 of his 2003, 2004 and 2005 base salary, and becomes exercisable beginning January 1, 2004, January 1, 2005 and January 1, 2006, respectively. The option grant of 57,700 shares was granted on April 24, 2003, with a reload option, and becomes exercisable in three equal annual installments commencing April 24, 2004. The option grants of 2,133 shares and 1,067 shares were granted on December 11, 2003, as reload grants in connection with his use of shares to exercise vested stock options and will become exercisable on June 11, 2004.

(3)
The option grant of 49,900 shares was granted on April 24, 2003, with a reload option, and becomes exercisable in three equal annual installments commencing April 24, 2004.

(4)
The option grant of 53,100 shares, was granted on January 1, 2003, with a reload option, in exchange for $20,000 of his 2003 base salary, $39,000 of his 2004 base salary, and $59,000 of his 2005 base salary, and becomes exercisable beginning January 1, 2004, January 1, 2005 and January 1, 2006, respectively. The option grant of 46,400 shares was granted on April 24, 2003, with a reload option, and becomes exercisable in three equal annual installments commencing April 24, 2004. The option grant of 91,703 shares was granted on November 25, 2003, as a reload grant in connection with his use of shares to exercise vested stock options and will become exercisable on May 25, 2004.

(5)
The option grant of 26,100 shares, was granted on January 1, 2003, with a reload option, in exchange for $58,000 of his 2005 base salary, and becomes exercisable beginning January 1, 2006. The option grant of 36,600 shares was granted on April 24, 2003, with a reload option, and becomes exercisable in three equal annual installments commencing April 24, 2004. The option grant of 16,318 shares was granted on August 28,

  2003, as a reload grant in connection with his use of shares to exercise vested stock options and became exercisable on February 28, 2004.

(6)
The estimated present value at grant date reflected in the table has been calculated using the Black-Scholes option pricing model based on the following assumptions:

Exercise price:	Equal to the fair market value of the underlying stock on the date of grant
Interest rate:	Equal to the interest rate on a U.S. Treasury security at the end of the quarter in which the option was granted with a maturity date corresponding to the option expected life
Weighted average volatility rate:	35%
Weighted average dividend per share:	$0.49
Weighted average expected life:	4 years

The approach used in developing the assumptions upon which the Black-Scholes variation was based is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation." The ultimate value of these options will depend on the future market price of the Company's stock. The Black-Scholes model is only one method of valuing options, and the actual value of the options may be significantly different. The actual value of an option to an executive, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated 2003 Stock Option Exercises and Year-End Option Values	The following table provides information as to the individuals named in the Summary Compensation Table concerning their exercise of stock options during 2003 and unexercised stock options held as of the end of 2003. No executive officers held Stock Appreciation Rights (SARs) in 2003, and BNSF has no plans to award SARs in the future.
			Number of Securities Underlying Unexercised Options at Year End (Shares)
					Value of Unexercised In-the-Money Options at Year End(1)(2)
Name	Shares Acquired On Exercise	Aggregate Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew K. Rose	0	$0	1,123,401	579,999	$3,955,432	$2,440,663
Carl R. Ice	3,504	$9,459	436,141	176,899	$1,720,305	$781,106
John P. Lanigan, Jr.	0	$0	0	49,900	$0	$214,820
Thomas N. Hund	112,050	$598,907	437,287	255,368	$1,438,991	$1,046,831
Jeffrey R. Moreland	18,336	$56,292	614,680	176,234	$2,828,260	$767,372

(1)
Dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or at year-end, as applicable.

(2)
Options are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option.

Pension Plans	The following tables show the estimated pension benefits payable to a covered participant at normal retirement age (age 65) under the Burlington Northern Santa Fe Retirement Plan ("Retirement Plan"), as well as under the non-qualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

A participant's average yearly compensation for purposes of the Retirement Plan is based upon his or her average base salary and cash bonus earned for the 60 consecutive months during the last 120 months of service for which such average is the highest or, in the case of a participant who has been employed for less than five years, the period of his or her employment with the Company and its subsidiaries (not including supplemental benefits discussed below). For purposes of the Retirement Plan, 2003 covered compensation as used in the computation of this average for the five individuals named in the Summary Compensation Table is as follows:
Executive Officer	2003 Covered Compensation	Estimated Years of Service
Matthew K. Rose	$1,934,980	11
Carl R. Ice	$805,948	25
John P. Lanigan, Jr.	$722,397	1
Thomas N. Hund	$721,270	21
Jeffrey R. Moreland	$675,378	26

Messrs. Rose, Ice, Lanigan and Hund and two other executive officers are covered under the current Retirement Plan formula. Estimated annual benefit levels under the BNSF Retirement Plan are not subject to any reduction for Social Security, Railroad Retirement, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

BNSF RETIREMENT PLAN FORMULA

	Years of Service
Average Annual Compensation
	10	15	20	25	30	35	40
$600,000	$78,329	$117,493	$156,658	$195,822	$234,986	$274,151	$313,315
$800,000	$106,329	$159,493	$212,658	$265,822	$318,986	$372,151	$425,315
$1,000,000	$134,329	$201,493	$268,658	$335,822	$402,986	$470,151	$537,315
$1,500,000	$204,329	$306,493	$408,658	$510,822	$612,986	$715,151	$817,315
$2,000,000	$274,329	$411,493	$548.658	$685,822	$822,986	$960,151	$1,097,315
$2,500,000	$344,329	$516,493	$688,658	$860,822	$1,032,986	$1,205,151	$1,377,315

Pursuant to the Retirement Plan, Mr. Moreland is grandfathered under the Santa Fe Pacific Retirement Plan benefit formula that was in place prior to adoption of the Retirement Plan. Annual benefits payable under the SFP benefit formula are not subject to any reduction for Railroad Retirement, Social Security, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

SFP RETIREMENT PLAN FORMULA

	Years of Service
Average Annual Compensation
	10	15	20	25	30	35	40
$600,000	$89,314	$133,970	$178,627	$223,284	$267,941	$312,598	$357,254
$800,000	$121,314	$181,970	$242,627	$303,284	$363,941	$424,598	$485,254
$1,000,000	$153,314	$229,970	$306,627	$383,284	$459,941	$536,598	$613,254
$1,500,000	$233,314	$349,970	$466,627	$583,284	$699,941	$816,598	$933.254
$2,000,000	$313,314	$469,970	$626,627	$783,284	$939,941	$1,096,598	$1,253,254
$2,500,000	$393,314	$589,970	$786,627	$983,284	$1,179,941	$1,376,598	$1,573,254
Employment Contracts and Other Arrangements
In January 1997, the Board of Directors adopted new BNSF change in control agreements to replace existing BNI and SFP Severance Agreements. Messrs. Ice, Lanigan, Hund and Moreland have the BNSF severance agreement.

Under this agreement, in the event of a change in control (as defined in the Company's Trust Agreements as discussed below) and a subsequent qualifying termination of employment, a participant would receive benefits equal to:
	•	three times base salary and target bonus plus a tax make-whole payment;
	•	life, disability, and health benefits for a period of up to 36 months;
	•	vesting of all restricted stock (other than performance-based restricted stock) and pro rata vesting of stock options upon consummation of a future change in control event; and
	•	outplacement and legal fees and expenses relating to claims under the severance agreement.

The tax make-whole payment would be limited to the extent that its value, when aggregated with other benefits or payments, equals three times the "base amount" as defined in Section 280G of the Internal Revenue Code. Moreover, the benefits of the BNSF severance agreement are limited if total benefits would incur an excise tax under Section 4999 of the Code except where the total of the benefits exceeds 120% of three times the "base amount," in which case the benefits will be paid in full with all accompanying excise taxes due.

Certain officers, including Mr. Rose, retain benefits under prior BNI agreements. These agreements provide similar benefits except that the bonus would be paid at maximum level, additional pension and 401(k) Company match benefits are provided (calculated based on an assumed additional three years of service with annual increases in compensation), and a tax make-whole payment is not provided.

The Burlington Northern and Santa Fe Railway Company Severance Plan covers all full-time salaried employees, including BNSF executive officers, who are terminated other than for cause as defined in the Severance Plan. A participant will generally be entitled to an amount up to two years' pay based upon a participant's age, length of service and current salary. Benefits under the Severance Plan will not be paid if a participant receives payments under an individual severance agreement. BNSF executive officers who have individual severance agreements may elect to receive benefits under the Severance Plan instead of the severance payments provided by their individual severance agreements, but executive officers would receive benefits under their individual agreements in excess of those provided by the Severance Plan.

Under a Board-approved special retirement agreement for Mr. Rose, a supplemental benefit is provided based on the following target benefit formula: 2.2 percent of plan compensation (using a three year final average of base salary and ICP awards) for each of the first 14 years of service; 2.5 percent of plan compensation for each of the next three years; 3.0 percent of plan compensation for each of the next three years; and 3.5 percent of plan compensation for each of the next four years, subject to a maximum benefit of 61.3 percent of plan compensation. The benefit is offset by benefits payable under both the Retirement Plan and the non-qualified supplemental pension plan.

Upon completion of five years of service with BNSF, Mr. Lanigan will be credited with an additional five years of service with respect to the Company's non-qualified supplemental pension plan under a Board-approved special retirement agreement.

BNSF's Estate Enhancement Program, adopted in 1996, allowed an individual to irrevocably forego a portion of cash compensation to enable the purchase of life insurance coverage on the individual and his or her spouse pursuant to a collateral assignment, split-dollar arrangement with BNSF. One executive officer, Mr. Moreland, participated in the program in 2003. This program was terminated effective September 1, 2003. Agreements entered into prior to this date continue to be administered as if the program had not been terminated.

Trust Agreements
The Company maintains trust agreements to permit funds to be set aside with respect to the Company's obligation to the individuals named in the Summary Compensation Table and the directors under deferred compensation programs and agreements, retirement commitments, and supplemental retirement plans. To the extent the plans are currently funded, the trusts provide for permanent funding of benefits under the supplemental retirement plans and the Directors' Retirement Plan on a present value basis.

In the event of a "change in control" of the Company, the trust agreements provide for the payment of amounts which may become due, subject only to the claims of general creditors of the Company in the event that it became bankrupt or insolvent. Any of the following events are considered a "change in control":
	•	any person becomes the beneficial owner of securities representing 25 percent or more of the voting power of the Company's outstanding securities;
	•	during any period of two consecutive years, individuals who at the beginning of this period constitute the Board of Directors for the Company cease to constitute at least a majority of the Board;
	•	The Company's shareholders approve a merger or consolidation of the Company with another company; or
	•	The Company's shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

ADDITIONAL INFORMATION

Independent Auditor Fees	The fees incurred by Burlington Northern Santa Fe Corporation, including its majority-owned subsidiaries, for services provided by PricewaterhouseCoopers LLP, the independent auditor, in 2003 and 2002 are set forth below.
	Twelve Months Ended December 31,
	2003	2002
	(in thousands)
Audit Fees	$1,538	$1,127
Audit-Related Fees	36	35
Tax Fees	151	324
All Other Fees	75	120

Total	$1,800	$1,606

Audit Related Fees. Audit related fees consist of professional services for benefit plan financial statements and related Form 11-K audits.
Tax Fees. Tax fees consist of professional services for tax compliance and tax planning for specific transactions or potential transactions of the Company.
All Other Fees. Other fees for services provided by the independent auditor consist primarily of strategic transaction consulting and, in 2002, enterprise security architecture reference software.
Pre-Approval Policies and Procedures
The Audit Committee or its Chairman pre-approves all fees and services provided by the independent auditor, subject to the exceptions for non-audit services described in the Securities Exchange Act of 1934 and rules and regulations thereunder.
Audit Committee Report	This report is submitted by the Audit Committee of the Board of Directors.

The Board of Directors pursues its responsibility for oversight of the Company's financial reporting process through the Audit Committee. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate and that at least one member has accounting or related financial management expertise as required by the applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter adopted by the Board, as amended and restated in February 2004, a copy of which is attached to this proxy statement as Appendix I. The Audit Committee and the Board annually review and assess the adequacy of the charter.

As set forth in the charter, management bears the fundamental responsibility for the Company's financial statements and disclosures as well as the maintenance of appropriate accounting and financial reporting principles and practices, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Committee is responsible for oversight of these roles of management as well as for the appointment, retention, compensation, evaluation and termination of the Company's independent auditor, including pre-approval of all audit services and the fees and terms thereof. The Audit Committee meets regularly with the independent auditor, management and the Company's internal auditors. The independent auditor and the Company's internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing our oversight function, we have reviewed and discussed the audited financial statements with management and the Company's independent auditor for 2003, PricewaterhouseCoopers LLP. We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications). In addition, we have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and management. We have considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with their independence.

Based on our review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.
Audit Committee:
Robert H. West, Chairman Alan L. Boeckmann Roy S. Roberts J. Steven Whisler
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings of and transactions in BNSF's common stock with the SEC. Based on our records and representations from these persons, we believe that all SEC beneficial ownership reporting requirements for 2003 were met, with the exception of one late filing each with respect to three salary exchange transactions each by Thomas N. Hund, Carl R. Ice, and Dennis R. Johnson and one salary exchange transaction by Jeffrey R. Moreland, and one late filing with respect to two transactions on one day by Peter J. Rickershauser, all of whom are executive officers.

Advance Notice Requirements
Shareholder Proposals for Annual Meeting in 2005. Proposals by shareholders to be considered for inclusion in the proxy materials for the annual meeting in 2005 must be received by BNSF's Secretary at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, no later than November 15, 2004. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8, including the minimum stock ownership requirements and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

Other Shareholder Business at Annual Meeting in 2005. For other business to be introduced at the annual meeting in 2005, and not submitted pursuant to Rule 14a-8 for inclusion in our proxy materials, shareholders must send advance notice in writing to BNSF's Secretary. To be timely, notice must be received no later than December 22, 2004, and no earlier than November 22, 2004. The shareholder shall submit information establishing the number of shares owned by the shareholder and any beneficial owner represented by the shareholder. The advance notice must also meet the other requirements of Article II, Section 10 of the Company's By-Laws. You may obtain a copy of our By-Laws by writing to our Secretary, Jeffrey R. Moreland, or access them at www.bnsf.com under the "Investors" link.

Shareholder Nomination of Directors. Shareholders intending to nominate a candidate for election as director at the annual meeting in 2005 must give advance notice in writing to BNSF's Secretary. To be timely, notice must be received no later than December 22, 2004, and no earlier than November 22, 2004. The advance notice must also meet the other requirements of Article XII, Section 3 of the Company's By-Laws.
Other Business
If any matters other than those set forth above are properly brought before the meeting, including any shareholder proposal omitted from the proxy materials pursuant to SEC rules that is otherwise in order, it is intended that the persons acting under the proxy will vote the proxies given to the Company in accordance with their best judgment. We are not aware of any other matters that may properly be brought before the meeting.
Your Vote is Important
If you are going to vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. However, you do not need to mark any boxes if you wish to vote according to the Board of Directors' recommendations; just sign, date and return the proxy in the enclosed envelope. If you are going to vote your proxy by telephone or via the Internet, simply follow the instructions on the enclosed proxy card. Thank you for your cooperation and your prompt response.

By order of the Board of Directors.
Jeffrey R. Moreland Executive Vice President Law & Government Affairs and Secretary
March 15, 2004

APPENDIX I

Burlington Northern Santa Fe Corporation
Audit Committee Charter

This corporate charter ("Charter") sets forth the purpose and membership requirements of the Audit Committee (the "Committee") of the Board of Directors (the "Board") for Burlington Northern Santa Fe Corporation ("BNSF" or "Company") and establishes the authority and responsibilities delegated to the Committee by the Board.

 Purpose:    The purpose of the Committee is to provide assistance to BNSF's Board of Directors in fulfilling its oversight responsibility with respect to:

  •
  the integrity of the financial statements of the Company;

  •
  the performance of the Company's internal audit function and the independent auditor;

  •
  the independent auditor's qualifications and independence; and

  •
  compliance by the Company with legal and regulatory requirements.

Committee Members

 1.  Composition and Appointment.    The Committee shall consist of no fewer than three members. The members shall be appointed by the Board on the recommendation of the Board's Directors and Corporate Governance Committee. Unless designated by the Board, the Committee shall elect a Chairman. The Board shall consider not only the qualifications of the Director being considered for member appointment, but also the desire of the Director to be a member of this Committee. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause. Members shall serve until their successors are appointed by the Board.

 2.  Qualifications.    Each member of the Committee shall be an independent Director consistent with the Company's Corporate Governance Guidelines and the independence and experience requirements of the New York Stock Exchange ("NYSE"). Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines in each case that such simultaneous service does not impair the Committee member's ability to serve, which determination shall be disclosed in the Company's annual meeting proxy statement. The Board shall determine the overall qualifications of Director nominees for the Committee although each member shall be financially literate within a reasonable period of time after appointment, and at least one member shall possess accounting or related financial management expertise, in both cases as determined by the Board in its business judgment. The Board shall seek members from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and such other skills and experience that will enhance the Committee's ability to serve the Board.

 3.  Compensation.    Members of the Committee shall, at the discretion of the Board, be entitled to receive fees and expenses for service on the Committee or for service as Chairman of the Committee in addition to the normal fees paid to all Directors.

Authority

 4.  Advisors.    The Committee shall have the resources and the sole authority to (a) retain and terminate, at the Company's expense, independent legal, financial, accounting and other advisors it deems necessary or appropriate to fulfill its responsibilities consistent with this Charter, and (b) determine the compensation of such advisors, which will be paid by the Company.

 5.  Investigations.    The Committee shall have the authority to conduct investigations that it deems advisable to fulfill its responsibilities.

 6.  Information.    The Committee shall have the authority to require any officer or employee of the Company or its principal operating subsidiaries or any advisor retained by the Company to respond to its inquiries.

 7.  Charter.    The Committee shall have the authority to propose amendments to this charter from time to time, as appropriate, and such amendments shall be presented to the Board for its approval.

 8.  Delegation.    The Committee shall have the authority to delegate authority and responsibilities to a member of the Committee or to subcommittees consisting of two or more members. Any action so delegated shall be effective when approved by the member or subcommittee, and the action taken shall be reported to the Committee at the Committee's next meeting.

Meetings

 9.  Committee Meetings.    The Committee shall meet on a quarterly or more often basis. The Committee Chairman, in consultation with Committee members as required, will determine the frequency and length of the meetings of the Committee. All actions taken during a meeting by the Committee shall be reported to the Board at the next meeting of the Board. A Committee member is expected to attend Committee meetings.

 10.  Executive Contacts.    The Committee shall maintain free and open communication with the Company's Chief Executive Officer and other executive officers. The Committee shall meet periodically with management, the internal auditors, and the independent auditor in separate executive sessions. The Committee can meet, in its sole discretion, in separate, private sessions with executive officers and employees to discuss any matters that the Committee believes should be discussed privately with the Committee.

 11.  Minutes.    Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities.

 12.  Quorum.    A quorum shall consist of a majority of the Committee's members. The act of a majority of Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

 13.  Agenda.    The Chairman of the Committee will be responsible for the Committee's agenda for each Committee meeting, consistent with this Charter. Each Committee member is free to suggest the inclusion of items not on the agenda.

 14.  Presiding Officer.    The Chairman of the Committee shall preside at all Committee meetings. If the Chairman is absent at a meeting and does not appoint a Committee member to preside at that meeting, then the members present shall select a member to preside.

Responsibilities

Relationship with Independent Auditor

 15.  Independent Auditor.    The Committee shall directly appoint, retain, compensate, evaluate and terminate the independent auditor of the Company. The Committee shall have sole authority to approve the audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for oversight of the independent auditor, including resolution of disagreements between management and the independent auditor, and pre-approval of all non-audit services. The independent auditor shall report directly to the Audit Committee. The Committee shall set clear hiring policies for employees or former employees of the independent auditor.

 16.  Approval of Services and Fees.    The Committee shall pre-approve all auditing services and non-audit services, including the fees and terms thereof, to be performed by the independent auditor, subject to the exceptions for non-audit services described in the Securities Exchange Act of 1934 and rules and regulations thereunder.

 17.  Proxy Statement Disclosures.    Consistent with applicable regulations, the Committee shall (i) review and approve disclosures concerning fees and other matters, including consideration by the Committee of whether non-audit services provided by the independent auditor are compatible with maintaining the independent auditor's independence, and (ii) take steps reasonably designed to assure compliance with SEC requirements that the Committee provide a report in the annual proxy statement disclosing that the Committee has: (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent auditor the matters required to be discussed by SAS 61, as may be modified or supplemented, (c) received the written disclosures and the letter from the independent auditor required by the Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditor the independent auditor's independence, and (d) disclosed that based on the review and discussions described in (a) through (c) above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

 18.  Review of the Relationship with the Independent Auditor.    The Committee shall evaluate the independent auditor's qualifications, performance and independence. Subject to applicable rules, the Committee shall, at least annually, obtain and review a report by the independent auditor describing the independent auditor's quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by other inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. This evaluation shall include the evaluation of the lead partner of the independent auditor team, obtaining assurance that audit partner rotations, as required by law, are taking place, and all relationships between the independent auditor and the Company or other factors it deems necessary to assess the independent auditor's independence. The Committee shall present its conclusions with respect to the independent auditor to the Board.

Oversight of Internal Controls and Internal Audit Function

 19.  Review of Internal Controls.    The Committee shall review with the independent auditor, the Company's internal auditors, and the financial and accounting personnel, major issues as to the adequacy of the internal controls over financial reporting of the Company that have come to their attention, and any special audit steps adopted in light of material control deficiencies.

 20.  Review of Internal Audit Function.    The Committee shall review the performance of the internal audit function of the Company, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor. The Committee shall also review, as necessary, internal audit responsibilities, budget and staffing. The Committee should periodically receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan and proposed modifications from the original plan. The Committee shall review the appointment and replacement of the Vice President-Corporate Audit Services. The Committee shall review with the Board any issues that arise with respect to the performance of the internal audit function.

Oversight of Financial Statements and Compliance Matters

 21.  Financial Reporting.    The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Although management bears the fundamental responsibility for the Company's financial statements and disclosures, the Committee shall review: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; (b) reports prepared by management or the independent auditor, or both, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternate GAAP methods on the financial statements; and (c) the effect of accounting and regulatory initiatives on the financial statements of the Company. The Committee shall discuss with management the Company's earning press releases. In addition, the Committee shall discuss with management the types of financial information, presentations and earnings guidance provided to analysts and rating agencies, which management furnishes to the Committee, as appropriate from time-to-time. The discussion with respect to earnings and guidance need not be in advance of each earnings release or each instance in which guidance is given, but may be done generally with respect to the types of information to be disclosed and the type of presentation made or to be made.

 22.  Reports from Independent Auditor.    The Committee shall regularly review with the independent auditor any audit problems or difficulties and management's response. This review should include any restrictions on the scope of the independent auditor's activities or access to requested information, and any significant disagreements with management. The Committee should review and discuss quarterly reports from the independent auditor on: (a) all critical accounting policies and practices used by the Company; (b) all alternative accounting treatment for policies and practices related to material items that have been discussed with management including the ramifications of the use of alternative treatments and disclosures, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management representation letter or schedule of unadjusted differences.

 23.  Risk Exposures.    The Committee is responsible for discussing policies and guidelines to govern the process by which risk assessment and risk management is undertaken by the Company. The Committee should discuss the Company's major risk exposures and the steps management has taken to monitor and control such exposures.

 24.  Whistleblower Procedures.    The Committee shall establish and review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal controls or auditing matters.

 25.  Legal and Regulatory Matters.    The Committee shall assist the Board with oversight of the Company's compliance with legal and regulatory requirements, and review these matters with the full Board. The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies. The Committee shall discuss with the Company's Executive Vice President Law any legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Other Responsibilities

 26.  Committee Evaluation.    The Committee should assess its performance annually and present its evaluation to the Board. This assessment should include the Committee's contribution to the Board and should specifically review areas in which the Board or management believes the Committee's contribution could be enhanced.

 27.  Respective Roles.    The role of the Committee is to exercise the oversight powers and responsibilities set forth in this Charter to monitor and review the activities of management and the independent auditor. It is the responsibility of management, including its executive, financial, accounting and internal audit personnel, to establish, maintain and evaluate disclosure controls and procedures that are adequate to meet operating, financial, and compliance objectives, and that lead them to believe that the Company's financial statements and disclosures are complete and accurate. It is the responsibility of the independent auditor to plan and conduct audits in accordance with generally accepted auditing standards and to determine whether the Company's financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Company.

General

 28.  Other Activities.    The Committee shall perform such other activities as are consistent with this Charter, the Company's By-Laws, and applicable law that the Board or the Committee deems necessary or appropriate.

 29.  General.    While the responsibilities of the Committee set forth in this Charter are contemplated to be the principal recurring activities of the Committee in carrying out its duties, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

APPENDIX II

BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN,
AS PROPOSED TO BE AMENDED AND RESTATED

SECTION 1

STATEMENT OF PURPOSE

        1.1.    The BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN (the "Plan") has been established by BURLINGTON NORTHERN SANTA FE CORPORATION (the "Company") to:

  (a)
  attract and retain executive, managerial and other salaried employees;

  (b)
  motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

  (c)
  provide incentive compensation opportunities that are competitive with those of other major corporations; and

  (d)
  further identify a Participant's interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

SECTION 2

DEFINITIONS

        2.1.    Unless the context indicates otherwise, the following terms shall have the meanings set forth below:

  (a)
  Award.    The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Restricted Stock, Restricted Stock Units, Performance Stock, or Stock acquired through purchase under Section 10.

  (b)
  Board.    The term "Board" shall mean the Board of Directors of the Company.

  (c)
  Cause.    The term "Cause" shall mean (a) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

  (d)
  Change in Control.    A "Change in Control" shall be deemed to have occurred if

  (1)
  any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

    (2)
    during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (3)
    the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

    (4)
    the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause (4), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock or by such other method as the Board of Directors of the Company shall determine is appropriate.

      Notwithstanding the foregoing, a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I Railroad that is approved by the Board shall not constitute a "Change in Control" unless the Board makes a determination that the transaction shall constitute a "Change in Control".

  (e)
  Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (f)
  Date of Termination.    A Participant's "Date of Termination" shall be the date on which his employment with all Employers and Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company (including Employers) or between two Related Companies (including Employers); and further provided that unless agreed otherwise by the Participant, a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from an Employer or a Related Company approved by the Participant's employer.

  (g)
  Disability.    Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the discretion of the Committee, is expected to have a duration of not less than 120 days.

  (h)
  Employee.    The term "Employee" shall mean a person with an employment relationship with the Company or a Related Company.

  (i)
  Employer.    The Company and each Related Company which, with the consent of the Company, participates in the Plan for the benefit of its eligible employees are referred to collectively as the "Employers" and individually as an "Employer".

  (j)
  Fair Market Value.    The "Fair Market Value" of the Stock shall be the mean between the highest and lowest quoted sales prices of a share of Common Stock on the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date. The average is to be weighed inversely by the respective numbers of trading days between the selling dates and the valuation date and shall be determined in good faith by the Committee.

  (k)
  Immediate Family.    With respect to a particular Participant, the term "Immediate Family" shall mean the Participant's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

  (l)
  Option.    The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

  (m)
  Participant.    The term "Participant" means an Employee who has been granted an award under the Plan.

  (n)
  Performance-Based Compensation.    The term "Performance-Based Compensation" shall have the meaning ascribed to it in section 162(m)(4)(C) of the Code.

  (o)
  Performance Period.    The term "Performance Period" shall mean the period over which applicable performance is to be measured.

  (p)
  Qualified Retirement Plan.    The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Code.

  (q)
  Related Companies.    The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

  (r)
  Restricted Period.    The term "Restricted Period" shall mean the period of time for which Restricted Stock is subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

  (s)
  Retirement.    "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitute a retirement with immediate eligibility for benefits under Article 6 or Article 7 of the Burlington Northern Santa Fe Retirement Plan, or under the terms of the Qualified Retirement Plan of an Employer or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his Date of Termination, under the terms of any applicable retirement policy of the Participant's employer.

  (t)
  SEC.    "SEC" shall mean the United States Securities and Exchange Commission.

  (u)
  Stock.    The term "Stock" shall mean shares of common stock of the Company, par value $0.01 per share.

SECTION 3

ELIGIBILITY

        3.1.    The Committee shall determine and designate from time to time, from among the salaried, full-time officers and employees of the Employers those Employees who will be granted one or more awards under the Plan.

SECTION 4

OPERATION AND ADMINISTRATION

        4.1.    Subject to the approval of the stockholders of the Company at the Company's 2004 annual meeting of the stockholders, the Plan, as amended and restated, shall be effective as of the date of such approval ("Effective Date"), provided however, that any awards made under the Plan, as amended and restated, prior to approval by stockholders, shall be contingent on approval of the Plan, as amended and restated, by stockholders of the Company and all dividends on such Awards shall be held by the Company and paid only upon such approval and all other rights of a Participant in connection with such an Award shall not be effective until such approval is obtained. The Plan will terminate (except with respect to then outstanding awards) on April 17, 2012, or, if shareholders approve the Plan, as amended and restated, at the 2004 annual meeting of stockholders, ten years from the date of such approval, provided however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the Effective Date or, if earlier, the date the Plan is adopted by the Board.

        4.2.    The Plan shall be administered by the Compensation and Development Committee of the Board ("Committee") which shall be selected by the Board, shall consist solely of members of the Board who are not employees or officers of the Company or any Related Company and are not eligible to participate in the Plan, and shall consist of not less than two members of the Board who meet the definition of a "Non-Employee Director" under SEC Rule 16b-3 or such greater number as may be required for compliance with SEC Rule 16b-3. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his present and potential contribution to the Company's success, and such other factors as the Committee deems relevant.

  (b)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

  (c)
  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (d)
  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

  (e)
  Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

  (f)
  Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and other than in respect to eligibility, times of Awards, and terms, conditions, performance criteria, restrictions and other provisions of Awards, and except as otherwise provided by the Committee from time to time, the Committee delegates its responsibilities and powers to the Vice President-Human Resources or his successor. Any such allocation or delegation may be revoked by the Committee at any time.

  (g)
  No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the committee under the plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

        4.3.    Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

  (a)
  the number of shares of Stock subject to such Award;

  (b)
  the number of shares of Stock subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

  (c)
  the number of shares of Stock subject to all other prior stock options granted to the Participant under other plans or arrangements of the Employers and Related Companies during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection 4.3 shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of Section 13, a Participant's "Individual Limit" shall be 1,000,000 shares per calendar year.

        4.4.    To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements. To the extent that it is necessary to establish performance goals for a particular performance period, those goals will be based on one or more of the following business criteria: net income, earnings per share, debt reduction, safety, on-time train performance, return on investment, operating ratio, cash flow, return on assets, stockholders return, revenue, customer satisfaction, and return on equity. If the Committee establishes performance goals for a performance period relating to one or more of these business criteria, the Committee may determine to approve a payment for that particular performance period upon attainment of the performance goal relating to any one or more of such criteria.

SECTION 5

SHARES AVAILABLE UNDER THE PLAN

        5.1    The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in open market or in private transactions. Subject to the provisions of Section 12, the total number of shares of Stock available for grant of Awards shall not exceed forty-two million (42,000,000) shares of Stock. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect to such Award) as well as shares used to pay an Option Purchase Price under this Plan or a predecessor plan shall again be available under the Plan.

SECTION 6

OPTIONS

        6.1.    The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this section may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Sections 11 and 16, shall not be exercisable for six months from date of grant, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

        6.2.    The Committee shall designate the Participants to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

        6.3.    The determination and payment of the purchase price of a share of Stock under each Option granted under this section shall be subject to the following:

  (a)
  The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than Fair Market Value on the date of the grant.

  (b)
  Subject to the following provisions of this subsection 6.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

  (c)
  The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise).

  (d)
  A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement as may be established by the Company.

        6.4.    Except as otherwise expressly provided in the Plan, an Option granted under this Section 6 shall be exercisable as follows:

        The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

        6.5.    The exercise period of any Option shall be determined by the Committee and shall not extend more than ten years after the Date of Grant.

        6.6.    In the event the Participant exercises an Option under this Plan or a predecessor plan of the Company or a Related Company and pays all or a portion of the purchase price in Common Stock, in the manner permitted by subsection 6.3, such Participant, pursuant to the exercise of Committee discretion at the time the Option is exercised or to the extent previously authorized by the Committee, may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an expiration date on the same date as the expiration date of the original Option so exercised by payment of the purchase price in shares of Stock.

SECTION 7

RESTRICTED STOCK

        7.1.    Subject to the terms of this Section 7, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant, provided however that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, then (i) the required employment period shall not be less than three years following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company, and (ii) the grant may provide for equal, annual, pro-rata vesting.

        7.2.    The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. In no event shall more than twelve million shares be granted under Sections 7, 8 and 9 of the Plan. The Award of shares under this Section 7 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program, provided, however, that one million of the shares remaining to be granted under Sections 7, 8 and 9 of the Plan as of April 18, 2002, shall only be used for Awards of shares of Performance-Based Restricted Stock, performance-based Restricted Stock Units or Performance Stock or in lieu of cash otherwise awardable under such program.

        7.3.    Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

  (a)
  Except as otherwise hereinafter provided, Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends paid on such shares.

  (b)
  Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee.

  (c)
  The Committee may award Performance-Based Restricted Stock, which shall be Restricted Stock that becomes vested (or for which vesting is accelerated) upon the achievement of performance goals established by the Committee. The Committee may specify the number of shares that will vest upon achievement of different levels of performance. Except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant's receipt of the full Performance-Based Restricted Stock Award. For achievement of the minimum target but less than the maximum target the Committee may establish a portion of the Award which the Participant is entitled to receive.

  (d)
  Except as otherwise provided by the Committee, any Restricted Stock which is not earned by the end of a Performance Period shall be forfeited. If a Participant's Date of Termination occurs during a Performance Period with respect to any Restricted Stock subject to a Performance Period granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock subject to a Performance Period as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock subject to a Performance Period in the event of special circumstances related to retirements, severances, disability or change in control or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

SECTION 8

RESTRICTED STOCK UNITS

        8.1.    Subject to the terms of this Section 8, a Restricted Stock Unit entitles a Participant to receive shares for the units at the end of a Restricted Period to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee (such as continued employment which, when required, shall be not less than three years (although the grant may provide for equal, annual, pro-rata vesting), or satisfaction of performance criteria). The Award of Restricted Stock Units under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program, provided, however, that one million of the shares remaining to be granted under Sections 7, 8 and 9 of the Plan as of April 18, 2002, shall only be used for Awards of shares of Performance-Based Restricted Stock, performance-based Restricted Stock Units or Performance Stock or in lieu of cash otherwise awardable under such program.

        8.2.    The Committee shall designate the Participants to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. In no event shall more than twelve million shares be granted under Sections 7, 8 and 9 of the Plan. During any period in which units are outstanding and have not been settled in stock, the Participant shall not have the rights of a stockholder, but shall have the right to receive a payment from the Company in lieu of a dividend in an amount equal to such dividends and at such times as dividends would otherwise be paid.

        8.3.    If a Participant's Date of Termination occurs during a Restricted Period with respect to any Restricted Stock Units granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units in the event of special circumstances related to retirements, severances, disability or change in control or make such other adjustments as the Committee, in its sole discretion, deems desirable.

SECTION 9

PERFORMANCE STOCK

        9.1.    Subject to the terms of this Section 9, a Performance Stock Award provides for the distribution of Stock to a Participant upon the achievement of performance objectives established by the Committee. For purposes of the Plan, the "Performance Period" with respect to any Award shall be the period over which the applicable performance is to be measured.

        9.2.    The Committee shall designate the Participants to whom Performance Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award. In no event shall more than twelve million shares be granted under Sections 7, 8 and 9 of the Plan. The Award of shares under this Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program, provided, however, that one million of the shares remaining to be granted under Sections 7, 8 and 9 of the Plan as of April 18, 2002, shall only be used for Awards of shares of Performance-Based Restricted Stock, performance-based Restricted Stock Units or Performance Stock or in lieu of cash otherwise awardable under such program.

        9.3.    If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Stock granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Stock as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Stock in the event of special circumstances related to retirements, severances, disability or change in control or make such other adjustments as the Committee, in its sole discretion, deems desirable.

SECTION 10

STOCK PURCHASE PROGRAM

        10.1.    The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 75% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee), and the purchase price may not be less than par value. Issuances under the Stock purchase programs authorized under this Section 10.1 shall not exceed a cumulative total of 400,000 shares subsequent to April 17, 2002.

        10.2.    The Committee may impose such restrictions with respect to shares purchased under this section, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 7.

SECTION 11

TERMINATION OF EMPLOYMENT

        11.1.    If a Participant's Date of Termination occurs for any reason other than death, Disability, Retirement, or by reason of the Participant's employment being terminated by the Participant's employer for any reason other than Cause, all outstanding Awards shall be forfeited.

        11.2.    If a Participant's Date of Termination occurs by reason of death, all Options outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and all restrictions on Restricted Stock, Restricted Stock Units, Performance Stock and shares purchased under the Stock Purchase Program outstanding immediately prior to the Participant's Date of Termination shall lapse.

        11.3.    If a Participant's Date of Termination occurs by reason of Disability or Retirement, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant's Date of Termination (except that to the extent an Award of Restricted Stock, Restricted Stock Units, and Performance Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to termination). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

        11.4.    If a Participant's Date of Termination occurs by reason of the Participant's employment being terminated by the Participant's employer for any reason other than for Cause, the Restricted Period shall lapse on a proportion of any outstanding Awards (except that to the extent an Award of Restricted Stock, Restricted Stock Units, and Performance Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to termination). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

        11.5.    Non-Qualified Stock Options which are exercisable at the time of (or become exercisable by reason of) the Participant's death, Disability, Retirement, or other termination of employment by the Participant's employer for reasons other than Cause shall expire on the expiration date set forth in the award or, if earlier:

  (a)
  five years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

  (b)
  five years after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause.

        Incentive Stock Options which are exercisable at the time of (or become exercisable by reason of) the Participant's death, Disability, Retirement, or other termination of employment by the Participant's employer for reasons other than Cause and not exercised prior to the Date of Termination shall be treated as Non-Qualified Stock Options on the day following the Date of Termination and shall expire on the expiration date set forth in the award or, if earlier:

  (i)
  five years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

  (ii)
  five years after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause.

        11.6.    If a Participant's employment is terminated by the Participant's employer for reasons other than Cause in connection with a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I Railroad:

  (a)
  All outstanding options then held by the Participant shall become exercisable on the Participant's Date of Termination.

  (b)
  Any restrictions on awards held by the Participant as of the Participant's Date of Termination shall lapse and all Awards vested as if all performance objectives have been attained.

        11.7.    Except to the extent the Committee shall otherwise determine, if as a result of a sale or other transaction, a Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the Employer.

        11.8.    Notwithstanding the foregoing provisions of this section, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award.

SECTION 12

ADJUSTMENTS TO SHARES

        12.1.    If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

        12.2.    If the Committee determines that the adjustments in accordance with the foregoing provisions of this section would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

SECTION 13

TRANSFERABILITY OF AWARDS

        13.1.    Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 13, the Committee may permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Family Partnership for members of the Immediate Family), subject to such limits as the Committee may establish and the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

SECTION 14

AWARD AGREEMENT

        14.1.    Each employee granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the employee in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. In the event of a disagreement between the individual Award Agreement and the Plan or the Compensation and Development Committee resolution, the Plan or the resolution will govern. Participation in the Plan shall confer no rights to continued employment with the Company nor shall it restrict the right of the Company to terminate a Participant's employment at any time.

SECTION 15

TAX WITHHOLDING

        15.1.    All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose, provided that if shares are used for awards granted on or after July 1, 2000, shares from the Stock Awards may be used only to an amount equal to the minimum tax rate as established by the Internal Revenue Code and any additional amount due must be satisfied by use of attestation of ownership of other shares. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share; provided that no election to have shares of Stock withheld from an Award or submission of shares shall be effective with respect to an Award which was transferred by a Participant in accordance with the Plan.

SECTION 16

CHANGE IN CONTROL

        16.1.    Subject to the provisions of Section 12 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

  (a)
  All outstanding Options shall become fully exercisable.

  (b)
  All shares of Restricted Stock, Restricted Stock Units and Performance Stock shall become fully vested.

  (c)
  All vesting restrictions imposed under Section 10 (relating to restrictions on shares purchased by the Participants) shall cease to apply, and the Participant shall become fully vested in those shares.

SECTION 17

TERMINATION AND AMENDMENT

        17.1.    The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan; materially increase the benefits accruing to Participants under the Plan; or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Section 12 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.

BURLINGTON NORTHERN SANTA FE CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8942
EDISON, NJ 08818-8942

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to the website 24 hours a day 7 days a week http://www.eproxyvote.com/bni		On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day 7 days a week
If you vote over the Internet or by telephone, please do not mail your card.
^ FOLD AND DETACH PROXY CARD HERE AND RETURN IN ENCLOSED POSTAGE-PAID ENVELOPE TO VOTE BY MAIL; RETAIN ADMISSION TICKET ^
6677
☒	Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" all Nominees listed below, "FOR" approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated, and "FOR" the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004 (advisory vote).

1.	Election of Directors
	NOMINEES FOR DIRECTOR:
	01. A.L. Boeckmann 02. V.S. Martinez 03. M.F. Racicot 04. R.S. Roberts	05. M.K. Rose 06. M.J. Shapiro 07. J.C. Watts, Jr. 08. R.H. West	09. J.S. Whisler 10. E.E. Whitacre, Jr. 11. M.B. Yanney	2.	Approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR ☐ ☐ WITHHELD				3.	Advise on the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004.	☐	☐	☐
☐
	For, except vote withheld from the following nominee(s):		I plan to attend the Annual Meeting of Shareholders. ☐

                      This Proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies as to any other business that may properly come before the meeting. If no directions are made, this proxy will be voted "FOR" the nominees for Director listed above, "FOR" approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated, and "FOR" the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2004 (advisory vote).

                      In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting. Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy votes all shares held in all capacities.

Signature: ________________________ Date: _____________
Signature: ________________________ Date: _____________

ADMISSION CARD

Burlington Northern Santa Fe Corporation
Annual Meeting of Shareholders
April 21, 2004, 2:00 p.m. Central Time
City Club of Fort Worth
Ballroom
301 Commerce Street
Fort Worth, Texas

ELECTRONIC DELIVERY OF PROXY MATERIALS

You may sign up to receive future annual reports to shareholders and proxy materials electronically rather than by mail. If you are a registered shareholder and wish to consent to Internet delivery of future annual reports and proxy statements, go to the website http://www.econsent.com/bni/. You will need to provide your taxpayer I.D. or social security number, your e-mail address, and your account number. If you are not a registered shareholder and wish to consent to electronic delivery, please contact the bank, broker or other nominee holder of record through which you hold your shares and inquire about this option. If you do elect to receive your BNSF materials via the Internet, you can still request paper copies by contacting BNSF's Investor Relations office at 2500 Lou Menk Drive, Fort Worth, TX 76131-2828.

IF YOU PLAN ON ATTENDING THE 2004 ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE REVERSE SIDE OF THE PROXY CARD OR SO INDICATE WHEN PROMPTED IF YOU ARE VOTING BY TELEPHONE OR VIA THE INTERNET, AND BRING THE ABOVE ADMISSION CARD WITH YOU FOR ADMITTANCE TO THE ANNUAL MEETING.

^FOLD AND DETACH PROXY CARD HERE AND RETURN IN ENCLOSED POSTAGE-PAID ENVELOPE TO VOTE BY MAIL^

Burlington Northern Santa Fe Corporation
2650 Lou Menk Drive
Fort Worth, Texas 76131-2830

This Proxy is solicited on behalf of the Board of Directors.

P R O X Y

The undersigned, revoking any proxy previously given, hereby appoints Jeffrey R. Moreland and Marsha K. Morgan, and each of them, proxy for the undersigned, with power of substitution, to vote as specified herein, all Common Stock held by the undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present, at the annual meeting of shareholders of the Company to be held in the Ballroom at the City Club of Fort Worth, 301 Commerce Street, Fort Worth, Texas, on Wednesday, April 21, 2004, at 2:00 p.m. Central Time and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations; however, the proxies appointed above cannot vote your shares unless you sign, date and return this card, or vote by telephone or via the Internet as explained on the reverse side.

If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the stockholder in the Burlington Northern Santa Fe Investment and Retirement Plan, Burlington Northern 401(k) Plan for TCU Employees, and Burlington Northern Santa Fe Non-Salaried Employees 401(k) Retirement Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plan.

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card in the enclosed postage-paid envelope, or to vote using the telephone or Internet voting instructions on the reverse side.

IMPORTANT-Please sign and date on reverse side	SEE REVERSE SIDE